Exhibit (a)(1)(A)

ELECTRONIC ARTS INC.

OFFER TO EXCHANGE

RESTRICTED STOCK OR RESTRICTED STOCK UNITS

FOR

CERTAIN OUTSTANDING STOCK OPTIONS

THIS OFFER AND YOUR WITHDRAWAL RIGHTS EXPIRE

AT 9:00 P.M., U.S. PACIFIC TIME, ON SEPTEMBER 15, 2006, UNLESS WE EXTEND THE OFFER.

This document constitutes part of the Section 10(a) Prospectus

Relating to the Electronic Arts Inc. 2000 Equity Incentive Plan

The Date of this Offer is August 16, 2006

Electronic Arts Inc. (“EA,” the “Company,” “we,” “us” or “our”) is offering eligible employees the opportunity to exchange, on a grant-by-grant basis, their outstanding eligible options for shares of restricted stock or restricted stock units that we will grant under our 2000 Equity Incentive Plan, including any subplan applicable to participants in a particular country (the “2000 Plan”). Eligible employees participating in the offer who are subject to income taxation in Canada or the United States will receive shares of restricted stock subject to vesting, while all other eligible employees participating in the offer will receive restricted stock units that will represent the right to receive shares of our common stock upon vesting. In this offer to exchange, except where it is necessary to differentiate between these two types of awards, we refer to both shares of restricted stock and restricted stock units collectively as “restricted stock rights”.

You are eligible to participate in the offer if you are an employee of EA or one of our subsidiaries, except for employees who are residents of China, Belgium or Denmark, on the date of this offer and have neither ceased to be an employee, nor have submitted or received a notice of termination of employment, prior to the cancellation of option grants tendered pursuant to this offer. Unless extended, this offer will expire at 9:00 p.m., U.S. Pacific Time, on September 15, 2006. Members of our Board of Directors and our Named Executive Officers, as identified in our proxy statement dated June 30, 2006, are not eligible to participate.

Options eligible for exchange in this offer are outstanding options to purchase EA common stock (other than U.K. approved options) that have an exercise price per share that is equal to or greater than the “threshold price”. For purposes of this offer, the threshold price is U.S. $61.66, which equals 125% of the five-business day average closing price of our common stock prior to August 16, 2006, as reported on the NASDAQ Global Select Market, which was $49.324. However, if the average closing price of our common stock, as reported on the NASDAQ Global Select Market, for the five business days prior to the date of expiration of this offer is $55.00 or higher, we will terminate this offer.

In this document, we use the term “option” to mean a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. You may tender for exchange any one or more of your eligible options or none at all. However, if you choose to tender an eligible option, you must tender the entire outstanding, unexercised portion of that option. We will not accept partial tenders of options.

The number of restricted stock rights to be granted in exchange for each eligible option grant surrendered in this offer will be determined based upon a 4.0-to-1.0 exchange ratio. You will either have online access to a listing of your eligible options via the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/, or you will receive a printed Individual Statement of Options containing the same information. These resources identify each of the options you currently hold (other than U.K. approved options) which has an exercise price equal to or greater than the threshold price and the exchange ratio that applies to the option. The exchange ratio represents the number of shares subject to an eligible option grant that will be canceled, should you choose to tender that option in this offer, for each one restricted stock right that would be granted to you. Any fractional unit or share will be rounded up to the nearest whole number. Your online listing or statement indicates, for each of the option grants listed, the number of restricted stock rights you will receive if the option is exchanged.

Each share of restricted stock granted pursuant to this offer is a share of our common stock that is issued to you on the date the award is granted, subject to vesting through your continued employment for a specified period. Until shares of restricted stock have vested, they remain subject to restrictions on transfer and forfeiture if your employment terminates. If and when the shares vest, they will be free of forfeiture conditions and restrictions on transfer, other than required tax withholding and compliance with applicable securities laws, EA securities trading policies and any other legal requirements.

Each restricted stock unit granted pursuant to this offer represents the right to receive one share of our common stock upon vesting through your continued employment for a specified period. Until restricted stock units have vested, they remain subject to restrictions on transfer and to forfeiture if your employment terminates. If and when the restricted stock units vest, the underlying shares of common stock will be issued to you free of forfeiture conditions and restrictions on transfer, other than required tax withholding and compliance with applicable securities laws, EA securities trading policies and any other legal requirements, including certain sale restrictions on shares issued to French resident employees.

All restricted stock right awards will be subject to the terms of the 2000 Plan and an award agreement between you and EA.

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive restricted stock rights, and your outstanding options will remain outstanding according to their existing terms and conditions.

If you want to exchange any of your eligible options, you must notify EA’s Stock Administration Department of your election before our offer expires. Depending on your work location, you may notify EA’s Stock Administration Department of your election in one of the following two ways:

•	By making an election online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online election must be submitted online before the expiration date deadline.

•	By completing and returning the Election Form made available to you at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/, and delivering it to EA’s Stock Administration Department according to the instructions contained in the Election Form so that we receive it before the expiration date deadline.

If you do not have access to a computer, you will be provided this offer to exchange and the forms necessary to participate in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any option exchange program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), or by email at StockAdministration@EA.com.

To inform yourself about our offer, you should:

•	Read this whole document, the election form, the 2000 Plan and either the form of restricted stock agreement or the form of restricted stock unit agreement, whichever is applicable to you, because they contain important information;

•	Review the listing of your eligible options online or in your Individual Statement of Options;

•	Consider the questions and answers in the Summary Term Sheet, which starts on page 1;

•	Review the contents of the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/; and

•	Call Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or send an email to StockAdministration@EA.com, if you have questions about our offer.

We are making this offer upon the terms and conditions described in this offer to exchange, the election form and notice of withdrawal. The offer is not conditioned on any minimum number of options being exchanged. Our offer is, however, subject to conditions that we describe in Section 7 of Part III of this document.

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “ERTS”. On August 15, 2006, the closing price of one share of common stock on the NASDAQ Global Select Market was $50.82. We recommend that you get current market prices for our common shares before deciding whether to exchange your eligible options.

IMPORTANT NOTICE

Although our Board of Directors has approved this offer, neither we nor our Board of Directors makes any recommendation to you as to whether or not you should tender your eligible options for exchange. Also, EA has not authorized any person to make any recommendation on its behalf as to whether or not you should accept this offer.

You must make your own decision as to whether or not to exchange your eligible options. In doing so, you should rely only on the information contained in the offering materials, the materials referenced in Section 18 of Part III of this document, any official question and answer session organized by our Human Resources Department, or any other authorized communications from EA made generally available to eligible employees, as no other representations or information have been authorized by EA. We recommend that you consult with your own advisors, including your tax advisor, before making any decisions regarding the offer.

The restricted stock rights we are offering may end up being worth less than your existing options. In evaluating this offer, you should keep in mind that the future performance of EA and its stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. In particular, we recommend that you read our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, our Quarterly Report on Form 10-Q for the period ended June 30, 2006 and our Current Reports on Form 8-K filed since March 31, 2006, each of which has been filed with the U.S. Securities and Exchange Commission and is available free of charge on the Internet at www.sec.gov.

The statements in this document concerning the eligible options, the 2000 Plan and the restricted stock right awards are summaries of the material terms but are not complete descriptions of the eligible options, the 2000 Plan, or the restricted stock right awards. The stock plans under which the eligible options were granted, the 2000 Plan and the forms of award agreement have been filed as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this document is also an exhibit). See Section 18 of Part III of this document for additional information regarding the Schedule TO.

Our offer is not being made to, and we will not accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which our making the offer or accepting any tendered options is illegal. However, we may in our sole discretion take the actions we deem necessary for us to make this offer to option holders in such jurisdiction.

I. SUMMARY TERM SHEET

The following are answers to some questions about our offer. The answers are summaries and do not describe all of the details of the offer. You should read all of this document, the election form, the notice of withdrawal, our 2000 Equity Incentive Plan (the “2000 Plan”) and either the form of restricted stock agreement or the form of restricted stock unit agreement, whichever is applicable to you, because they contain the full details of our offer and the terms of the restricted stock rights, and these details could be important to you. For many of the questions, we have included a reference to the section or sections contained in Part III of this document where you can find a more complete discussion.

This summary is presented in question-and-answer format, organized as follows:

HOW THE OPTION EXCHANGE PROGRAM WORKS

1.	What is the Offer?

2.	Am I eligible to participate?

3.	Are employees outside the United States eligible to participate?

4.	What happens if my employment terminates before tendered options are canceled?

5.	Which options may I exchange?

6.	If I participate, what will happen to my current options?

7.	I have more than one eligible option grant. Do I have to exchange all of them in order to participate?

8.	May I tender unvested options?

9.	May I tender an option that I have already exercised in full?

10.	What is a stock option?

11.	What are “restricted stock rights?”

12.	What is the principal difference between stock option grants and restricted stock rights?

13.	Do I have to pay any money to receive shares of restricted stock, restricted stock units or the shares issued upon vesting of the restricted stock units?

14.	If I participate, how many restricted stock rights will I receive?

15.	When will my restricted stock rights vest?

16.	What will I receive when my restricted stock right award vests?

17.	What is the source of the common stock that will be issued under my restricted stock right award?

18.	What happens if my employment terminates before all of my restricted stock rights vest?

19.	If I participate, when will I receive my award agreement?

20.	Where will I be able to view my restricted stock rights?

21.	Will my restricted stock rights ever expire?

22.	Are there risks that I should consider in deciding whether to exchange my options?

23.	What happens if EA’s stock price increases during the offer?

24.	Why should I consider participating in the offer?

25.	Are there conditions to the offer?

BACKGROUND AND PURPOSE OF THE OFFER

26.	Why is EA making this offer?

27.	Why did EA choose to offer this exchange for restricted stock rights rather than repricing eligible options or granting new options?

28.	Why are there additional vesting requirements on the restricted stock rights when I have already held many of my options through the required periods?

29.	Will there be additional equity grants in the future?

30.	Is it likely that an offer similar to this one will be made in the future?

31.	Does our Board of Directors have a recommendation about this offer?

32.	Is there any information regarding EA that I should be aware of?

33.	What are the accounting consequences to EA of making this exchange offer?

DURATION OF THE OFFER

34.	How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

35.	If the offer is extended, how will the extension affect the date on which restricted stock rights will be granted?

HOW TO ELECT TO PARTICIPATE

36.	What do I need to do to participate in the offer?

37.	Do I have to return the Election Form or any other document if I do not want to exchange my options?

38.	If I elect to exchange my options by submitting an election to participate, can I change my mind?

39.	Will EA accept all options tendered for exchange?

40.	What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

41.	What if I am out of the office on leave of absence or sabbatical during the offer period?

U.S. FEDERAL AND INTERNATIONAL INCOME TAX CONSIDERATIONS

42.	Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

43.	What are the U.S. federal income tax consequences of my restricted stock award?

44.	How will U.S. income and employment tax withholding be handled?

45.	What are the tax consequences if I live outside of the United States?

46.	Are there special considerations for people on international assignment or who have transferred from another EA location in another country?

MISCELLANEOUS

47.	What happens if EA is acquired by another company?

HOW TO GET MORE INFORMATION

48.	Who can I talk to if I have questions about the offer?

References in this document to the “EA,” the “Company,” “we,” “us” and “our” mean Electronic Arts Inc., and references to the time “the offer expires” mean 9:00 p.m., U.S. Pacific Time, on September 15, 2006, or, if we extend the offer period, any later date that we specify. References to the “offer to exchange” mean this document and its appendices. References to the “offer” or the “program” mean the option exchange program described in the offer to exchange. References to dollars (“$”) are to United States dollars. References to “restricted stock rights” apply to both shares of restricted stock and restricted stock units.

HOW THE OPTION EXCHANGE PROGRAM WORKS

1. What is the Offer?

Beginning on August 16, 2006 and ending at 9:00 p.m., U.S. Pacific Time, on September 15, 2006, unless we extend the offer, each eligible employee (described in Question 2 below) may decide to exchange eligible options (described in Question 5 below) for an award of restricted stock rights (described in Question 11 below). If you are an eligible employee subject to income taxation in Canada or the United States (sometimes referred to in this offer to exchange as a “Canadian employee” or “U.S. employee”), your restricted stock right award will be granted in the form of shares of restricted stock. If you are an eligible employee subject to taxation in a country other than Canada or the United States, your restricted stock right award will be granted in the form of restricted stock units. The number of restricted stock rights an eligible employee will receive in exchange for an eligible option grant will be determined by the exchange ratio (described in Question 14 below) applicable to that option. Restricted stock rights will be subject to a new vesting schedule (described in Question 15 below), even if the options tendered in the exchange program currently are fully vested.

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive restricted stock rights, and your outstanding options will remain outstanding in accordance with their current terms and conditions.

2. Am I eligible to participate?

Only “eligible employees” may participate in this offer. Generally, you are eligible if you are an employee of EA or one of our subsidiaries on August 16, 2006 and are still an employee (even if on an approved leave of absence) on the date on which the tendered options are canceled and restricted stock rights are granted. However, you will not be eligible to participate if you are a “named executive officer” of EA as defined in our 2006 annual proxy statement, or a member of our Board of Directors. We will also not be able to extend this offer to employees who are residents of China, Belgium or Denmark due to restrictions arising under the local laws of those countries. If you resign or receive a notice of termination at any time before the date on which the tendered options are canceled, you are not eligible to participate in the offer. (See Section 1 of Part III.)

3. Are employees outside the United States eligible to participate?

Generally, yes; all employees worldwide are eligible. However, due to restrictions under the local laws of certain countries, we are excluding employees who are residents of China, Belgium or Denmark. Also, due to local tax law restrictions, U.K. approved options described in Question 5 below that are generally held by residents of the United Kingdom will be ineligible. Please be sure to read Section 15 of Part III and Appendix B, which discuss terms of the offer specific to eligible employees outside the United States.

4. What happens if my employment terminates before tendered options are canceled?

If you tender options for exchange under this offer, but before the tendered options are canceled your employment with EA or our subsidiaries terminates for any reason or you receive or submit a notice of termination, then your tender will automatically be deemed withdrawn and you will not participate in the option exchange program. You will retain your outstanding options in accordance with their current terms and conditions, and you may exercise them during a limited period of time following your termination of employment in accordance with their terms to the extent that they are vested. If you are currently considered an “at-will” employee, this offer does not change that status, and your employment may be terminated by us or by you at any time, including before the offer expires, for any reason, with or without cause.

5. Which options may I exchange?

Only “eligible options” may be exchanged under this program. Eligible options are generally those option grants having an exercise price per share that is equal to or greater than the “threshold price”. The threshold price is $61.66, which represents 125% of the five-business day average closing price of our common stock prior to August 16, 2006, as reported on the NASDAQ Global Select Market, which was $49.324. Due to local tax law restrictions, U.K. approved options granted under the U.K Sub-Plan of the 2000 Plan approved by the U.K. HM Revenue & Customs on May 2, 2001 (“U.K. Approved Options”) will not be eligible for exchange. However, options held by eligible employees other than U.K. Approved Options and that otherwise meet the requirements for eligibility will be eligible for exchange. In order to avoid issuing restricted stock rights having a value that is greater than the option grants being surrendered, we are also excluding from the offer any option grants for fewer than five (5) shares. Any options that you tender for exchange with an exercise price that is not equal to or greater than the threshold price will not be eligible for exchange and will automatically be excluded from the offer. To determine which option grants are eligible for exchange, you should review your listing of eligible options via the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/, or review your printed Individual Statement of Options provided to you. Both resources list all of your option grants (other than U.K. Approved Options) which have an exercise price equal to or greater than $61.66 and therefore are eligible for exchange. However, we will terminate the offer if the average market closing price of our common stock for the five business days immediately preceding the date on which the offer expires is $55.00 or greater. (See Section 2 of Part III.)

6. If I participate, what will happen to my current options?

Eligible options you elect to exchange under this program will be canceled promptly following the expiration of this offer and you will no longer have those options available for exercise. Any options you do not tender for exchange will not be canceled and will remain outstanding at their existing exercise prices and under their existing terms. (See Section 6 and Section 12 of Part III.)

7. I have more than one eligible option grant. Do I have to exchange all of them in order to participate?

No. You may exchange one or more of your eligible option grants or none at all. However, if you choose to tender an eligible option for exchange, you must tender the entire outstanding, unexercised portion of that option grant. For the purposes of this offer, the term “option” means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. We will not accept partial tenders of options. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option grant that you properly tender. (See Section 2 of Part III.)

8. May I tender unvested options?

Yes. Your eligible options do not need to be vested in order for you to participate in the offer. However, if you choose to tender a particular outstanding eligible option grant, you must tender the entire eligible option grant, both the vested and unvested portions.

9. May I tender an option that I have already exercised in full?

No. The offer pertains only to outstanding options. It does not apply in any way to shares you have already purchased, whether upon the exercise of options or otherwise, or whether or not you have vested in those shares. If you have exercised an option in its entirety, that option is no longer outstanding and is therefore not eligible for this offer. If you have exercised an eligible option grant in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange. Options for which you have properly submitted an exercise notice prior to the date the offer expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

10. What is a stock option?

A stock option is the right to purchase shares of stock at a specified price, regardless of the actual market price of the stock at the time the option is exercised. Typically, the specified purchase, or “exercise,” price is the market price of a share of our common stock on the date the option is granted. Due to subsequent fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to, or less than, the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an “in-the-money” option), the option holder receives value from exercising the option, because he or she is able to buy the stock underlying the option at less than its prevailing market price and then sell the purchased stock for the higher prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an “out-of-the-money” or an “underwater” option) generally would not exercise the stock option. The options eligible for exchange under this program currently are, and have for some time been, “out-of-the-money”.

11. What are “restricted stock rights?”

In this offer to exchange, we refer to both shares of restricted stock and restricted stock units collectively as “restricted stock rights”. While the economic benefit of the exchange is intended to be equivalent regardless of where an employee resides or works, the form of the restricted stock rights offered to employees subject to income taxation in Canada or the Untied States is different to avoid unintended tax consequences to those employees. Employees, other than those subject to income taxation in Canada or the United States, who participate in the offer will receive restricted stock units, while employees subject to income taxation in Canada or the United States will receive shares of restricted stock.

Shares of restricted stock granted pursuant to this offer are shares of EA common stock that will be issued on the date the awards are granted to employees participating in the offer who are subject to income taxation in Canada or the United States. Restricted stock awards will be subject to vesting based on continued employment for a specified period. Until shares of restricted stock have vested, they remain subject to restrictions on transfer and to forfeiture upon termination of employment. If and when the shares vest, they will no longer be “restricted,” and you will be free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, EA securities trading policies and any other legal requirements.

Restricted stock units granted pursuant to this offer are not actual shares of EA common stock. Rather, they represent the right to receive shares of our common stock on a future date. Restricted stock units will be granted to employees participating in the offer who are subject to income taxation in a jurisdiction other than Canada or the United States. Each restricted stock unit will be settled by the issuance of one share of EA common stock on the date the unit vests. Restricted stock units are subject to forfeiture upon termination of employment, and to restrictions on transfer prior to vesting and the related issuance of shares of common stock. Shares you receive if and when your restricted stock units vest will no longer be “restricted,” and you will be free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, EA securities trading policies and any other legal requirements, including certain sale restrictions on shares issued to French resident employees.

Generally, participants in the exchange offer will forfeit restricted stock right awards, to the extent unvested, if they cease to be employed by us and participants may not transfer, pledge, or otherwise dispose of unvested restricted stock rights. The vesting and forfeiture provisions, transfer restrictions and other terms of the restricted stock rights are set forth in the 2000 Plan and the forms of award agreement included as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this offer to exchange is also an exhibit).

While the economic benefits of the shares of restricted stock and restricted stock units to be granted in the exchange offer are intended to be equivalent, they do differ with regard to rights as an EA stockholder. Participants granted shares of restricted stock will become stockholders of EA on the date the restricted stock is issued to them, even though unvested, and will have all of the rights of a stockholder, including voting and dividend rights, subject to the restrictions contained in the applicable award agreement. On the other hand, participants in the exchange offer granted restricted stock units will not be EA stockholders as a result of holding restricted stock units, and restricted stock units do not entitle their holders to vote at meetings of EA stockholders. You will not be paid for any dividends paid on EA shares while you hold restricted stock units, although we do not currently pay dividends on our stock and have no current plan to do so. Once the restricted stock units have vested and the underlying shares of common stock are issued to you, you will become and have all of the rights of an EA stockholder (such as voting and dividend rights) with respect to those shares, and you may transfer or sell the shares, subject to required tax withholding and compliance with applicable securities laws and any other legal requirements, including certain sale restrictions on shares issued to French resident employees. (See Section 9 of Part III.)

12. What is the principal difference between stock option grants and restricted stock rights?

When the market price of the underlying shares declines below the applicable option exercise price, as it has in the case of the options eligible to participate in this offer, the option has no realizable value. In contrast, restricted stock rights continue to have value even if the market price of our stock has declined below its value at the time of grant. Essentially, the eligible options you now hold (because their underlying shares are greater in number than the restricted stock rights for which they can be exchanged) may have greater potential value in the event our common stock price increases significantly, but the restricted stock rights you would receive if you choose to participate in the offer (because they require no purchase price payment) will likely have greater value if our common stock price does not increase significantly, provided you hold the restricted stock rights for the applicable vesting period.

A tool demonstrating the relative values of your eligible options as compared to the value of the restricted stock rights you would receive in the exchange (on a pre-tax basis) can be accessed at the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/. If you do not have access to a computer, you may contact Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) to receive this information.

13. Do I have to pay any money to receive shares of restricted stock, restricted stock units or the shares issued upon vesting of the restricted stock units?

No. You will not be required to pay any money to receive shares of restricted stock, restricted stock units or the shares of EA stock to be issued when restricted stock units vest. However, you will be responsible for paying all applicable taxes in connection with the restricted stock rights and sale of shares of our common stock. (See Questions 42 through 46 below and Sections 14 and 15 of Part III.)

14. If I participate, how many restricted stock rights will I receive?

For all eligible stock option grants, you must surrender four shares subject to an option grant in order to receive one restricted stock right in the exchange program. As an example, if you have a stock option grant for 100 shares with an exercise price of $64.00, you would receive twenty-five restricted stock rights, subject to share withholding for taxes if applicable. We will not issue any fractional restricted stock rights. Any exchange that would result in a fractional restricted stock right under the exchange ratio will be rounded up to the next whole unit. We will terminate the offer if the average market closing price of our common stock for the five business days immediately preceding the date on which the offer expires is $55.00 or greater. (See Questions 24 and 38, and Section 2 of Part III.)

The number of restricted stock rights that we are offering in exchange for each eligible option grant is determined by an exchange ratio based on the relationship of a discounted Black-Scholes value estimate for the most valuable option within the specified exercise price group to an assumed fair market value of one share of our common stock to be made subject to a restricted stock right issued in the exchange program. To arrive at the exchange ratio, we applied a discount ranging from approximately 26% to 40% to the estimated value of your stock option grant as determined by the Black-Scholes method. A discount was necessary to ensure that the value of the options to be exchanged would be less than the fair market value of the restricted stock rights to be received, thereby avoiding a negative financial accounting consequence for EA. For this purpose, we assumed a fair market value per share equal to the closing price per share of our common stock reported on the NASDAQ Global Select Market on August 7, 2006.

15. When will my restricted stock rights vest?

Restricted stock rights received in exchange for eligible options will be subject to a new vesting schedule that will generally commence on August 1, 2006. We will grant restricted stock rights promptly following the expiration of the offer in exchange for properly tendered options. Restricted stock rights you receive in the offer will generally be unvested as of the grant date and will require a minimum period of two years of employment for full vesting of the award, even if the eligible option grant you surrendered in exchange for those restricted stock rights was fully vested. The length of the vesting schedule applicable to each award of restricted stock rights will depend on the remaining vesting period of the option as of the date it is canceled in exchange for restricted stock rights. If your employment with us terminates before all of your restricted stock rights have vested, you will forfeit any restricted stock rights that remain unvested on the date your employment terminates.

The vesting schedules for restricted stock rights granted to employees in all countries other than Canada and France will be the same. However, to comply with certain requirements under applicable tax law in Canada and France, the vesting schedules of restricted stock rights granted to participants in those countries will be subject to some variations, as further described below.

Vesting Applicable to Awards in Countries other than Canada and France

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of RSRs	Percentage of RSRs Vesting Annually*
50% or more	2 years	50%
Less than 50%	3 years	25% in years 1 and 2; 50% in year 3
Options granted in 2006	4 years	25%

*	Annual vesting will be measured from August 1, 2006.

In the case of eligible options that cliff vest in their entirety after a minimum of three years, the restricted stock rights issued in exchange will have a vesting period of two years if at least 50% or more of the time required to vest has elapsed. Each award of restricted stock rights vesting over periods of two or four years will vest in substantially equal annual installments over the applicable period, while restricted stock rights vesting over a period of three years will vest at the rate of 25% in each of the first two years and 50% in the third year. Only a whole number of restricted stock rights will vest in any period. Any fractional restricted stock right that would otherwise vest will be carried over to the next vesting period. (See Section 9 of Part III.)

Vesting Applicable to Awards in Canada

The table of vesting periods set forth above will apply to restricted stock awards granted to employees subject to income taxation in Canada, except that the number of shares of restricted stock vesting in a given vesting period may be reduced by shares withheld in satisfaction of employer withholding obligations at the time of the exchange and treated as immediately vested.

As further described in Appendix B (“Guide to International Issues”), if you are subject to income taxation in Canada and elect to participate in the exchange program, you will recognize taxable income at the time that shares of restricted stock are granted to you in exchange for your canceled options, even if those shares remain subject to forfeiture if your employment terminates before the shares have vested. We are required to withhold income tax and any applicable social insurance contributions from this taxable income at the time of the exchange. To satisfy our withholding obligations, we intend to withhold from the shares of restricted stock that would otherwise be issued to you a number of whole shares having a value not exceeding by more than a fractional share amount the aggregate amount of income tax and any applicable social insurance contributions we are required to withhold.

We will treat the shares that we withhold at the time of the exchange as immediately vested shares, and you will not forfeit these shares even if your employment with us terminates prior to completion of the applicable vesting period set forth in the table above. We will determine the number of remaining shares that will vest under your restricted stock award in each year of the applicable vesting period by multiplying the vesting percentage for that year by the total number of shares subject to your restricted stock award remaining after deducting the number of shares withheld at the time of the exchange and treated as immediately vested.

Example: Assume that you elect to exchange an eligible option that is less than 50% vested and receive in exchange a grant of 300 shares of restricted stock. In accordance with the table above, this restricted stock award would vest at the rate of 25% on each of the first and second anniversaries of August 1, 2006 and 50% on the third anniversary. Further, assume that we withhold 30% of this award (90 shares) at the time of the exchange to satisfy our withholding obligations and treat these shares as immediately vested. We would then apply the applicable vesting schedule to the remaining 210 shares, so that 52 shares would vest on August 1, 2007, 53 shares would vest on August 1, 2008 and the remaining 105 shares would vest on August 1, 2009.

Vesting Applicable to Awards in France

To comply with certain income and social insurance tax qualification requirements in France, the vesting schedules applicable to restricted stock unit awards granted to employees subject to income and social insurance contribution taxation in France will be as follows:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of RSRs	Percentage of RSRs Vesting*
50% or more	2 years	100% at end of year 2
Less than 50%	3 years	50% in year 2; 50% in year 3
Options granted in 2006	4 years	50% in year 2; 25% in years 3 and 4

*	Annual vesting will be measured from the date of grant of the award.

In the case of eligible options granted to an employee subject to income and social insurance contribution taxation in France that cliff vest in their entirety after a minimum of three years, if at least 50% or more of the time required for the option to vest has elapsed, then the restricted stock units issued in exchange will vest in full on the second anniversary of the grant date.

Further, to satisfy applicable tax and social insurance qualification requirements in France, the shares of EA common stock issued upon the vesting of restricted stock units may not be sold for a period of two years following the date on which they are issued to the employee.

If you are a resident of France for tax purposes, you should refer to the Guide to Tax Issues in France contained in Appendix B to this offer to exchange for a further discussion of the vesting provisions and restrictions on sale that will apply to your restricted stock unit awards and shares issued pursuant to these awards.

16. What will I receive when my restricted stock right award vests?

Employees subject to income taxation in Canada or the United States granted shares of restricted stock will continue to hold the same shares, but without forfeiture conditions or restrictions on transfer, once those shares have vested. Restricted stock units will be settled on a one-to-one basis in shares of EA common stock on, or as soon as practicable following, their vesting dates. We intend to satisfy our income and social insurance tax withholding obligations that arise in connection with your award through a share withholding procedure further described in Question 44 below. Accordingly, the number of shares you retain in the case of a restricted stock award, or the number of shares issued to you in the case of a restricted stock unit award, may be reduced by a number of whole shares whose value does not exceed by more than the value of a fractional share the amount of any tax withholding obligation we have. (See Question 44 below and Sections 9, 14 and 15 of Part III.)

17. What is the source of the common stock that will be issued under my restricted stock right award?

The shares of EA common stock issued under restricted stock right awards will be issued under our 2000 Plan. Consistent with the terms of the 2000 Plan, we intend to use shares subject to the options canceled under this option exchange program to provide for the shares issuable pursuant to the restricted stock rights granted under the exchange program.

18. What happens if my employment terminates before all of my restricted stock rights vest?

You will generally forfeit any restricted stock rights that are not vested on the day you stop being an employee for any reason. Any vested shares you hold under a restricted stock award or shares of common stock that you receive upon vesting of your restricted stock unit award while you are an employee of EA or one of its subsidiaries are yours to keep even after you leave EA. If you elect to keep (i.e., to not tender) all or some of your eligible options, your option agreements generally provide that you have a limited period of time after your final day of employment with us to exercise your stock options to the extent that they are vested. If you do not exercise them within that limited time period, you will forfeit all unexercised options, whether vested or unvested, and will not receive any compensation for such forfeited options.

If you believe you may resign before the restricted stock rights vest, you should carefully consider whether or not to participate in the offer. Your options currently may be fully or partially vested. If you do not exchange them, you may be able to exercise your vested options for a period of time after your employment ends (as specified in your stock option agreement). If you participate in the offer, the options you elect to exchange will be canceled and you will forfeit any restricted stock rights that have not vested at the time your employment ends. (See Section 9 of Part III).

19. If I participate, when will I receive my award agreement?

Restricted stock right awards will be granted promptly following expiration of the offer in exchange for all properly tendered options that we accept for cancellation and exchange. We will provide restricted stock right award recipients with restricted stock agreements or restricted stock unit agreements, as applicable, promptly following the grant date. If you are granted a restricted stock unit award, you should note that receiving your restricted stock unit agreement does not mean that you will be entitled to receive immediately the underlying shares of EA common stock. Rather, you will not become entitled to receive shares of common stock until your award vests. (See Question 15.)

20. Where will I be able to view my restricted stock rights?

Through E*TRADE, you will be able to view your awards, and to monitor your vesting dates, much as you can do now with stock options that we have previously granted to you. If you have accepted the restricted stock right agreement, on each annual vesting date, your E*TRADE account, or CCF account for employees in France, will automatically reflect the shares of common stock subject to your award which have vested on that date, in accordance with this offer, reduced by the number of shares we withhold to provide for any minimum income and social insurance tax withholding requirements. (See Questions 44 and 45.) You will be able to immediately sell all or a portion of your remaining vested shares of common stock from your E*TRADE or CCF account, subject to compliance with applicable securities laws, EA securities trading policies and any other legal requirements, including certain sale restrictions on shares issued to French resident employees.

21. Will my restricted stock rights ever expire?

Unlike stock options, restricted stock rights do not expire. Instead, if you are still an employee of EA or one of our subsidiaries on each of your annual vesting dates and you received shares of restricted stock in this offer, a portion of your shares will become vested shares on each annual vesting date. Similarly, if you are still an employee of EA or one of our subsidiaries on each of your annual vesting dates and you received restricted stock units in this offer, you will automatically receive shares of common stock in settlement of the portion of your restricted stock units that vest on each such date. See also the answers to Questions 15, 16 and 17.

22. Are there risks that I should consider in deciding whether to exchange my options?

Yes. Exchanging your eligible options does have some risks. You should carefully review the discussion of certain of these risks in Part II of this document (“Certain Risks of Participating in the Offer”).

23. What happens if EA’s stock price increases during the offer?

If our stock price increases during the offer, you may want to exercise some of your options or even decide that you do not want to participate in the offer. If you want to exercise any of your options that may eligible for exchange and still participate in the offer, you can do so by exercising them before you make an election to participate. Once you have submitted an election to participate, you cannot exercise eligible options you have elected to exchange unless you first withdraw your previous election. If you withdraw and then exercise some of your eligible options and want to exchange the rest, you can do so by again following the procedures in Section 4 of Part III. We will terminate the offer if the average market closing price of our common stock for the five business days immediately preceding the date on which the offer expires is $55.00 or greater. The five-business day average closing price of our common stock prior to August 16, 2006, as reported on the NASDAQ Global Select Market, was $49.324.

24. Why should I consider participating in the offer?

If you participate in the offer, you will surrender for exchange eligible options for more shares than the number of restricted stock rights you will receive, based on an exchange ratio set on the date that this offer commenced, as described in the answer to Question 14 and Section 2 of Part III. A tool demonstrating the relative values of your eligible options as compared to the value of the restricted stock rights you would receive in the exchange (on a pre-tax basis) can be accessed at the exchange program intranet portal at http://stock.ea.com/Stock/Exchange/. If you do not have access to a computer, you may contact Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) to receive this information.

The exchange ratio was determined by the Board of Directors on the basis of a number of factors and represents a discount to the Black-Scholes option valuation for your eligible options (a valuation methodology which recognizes a number of factors in estimating the value of stock options, including the relevant stock price and its volatility, the exercise price of the option, a risk-free interest rate and the remaining life of the option).

The aggregate estimated value (determined as of the commencement of the offer by the Black-Scholes method) of the eligible options to be tendered in the exchange program is significantly higher than the aggregate value (determined as of the commencement of the offer by the market price of our common stock) of the corresponding restricted stock rights that you will receive if you participate in this offer. However, the eligible options that you hold might never be “in-the-money” (see Question 10) and, therefore, may never have any actual value to you. On the other hand, you should recognize that, while the restricted stock rights have a greater likelihood of having value when (and if) you sell the underlying stock, as with stock options, you will still run a risk of not vesting in the restricted stock rights before you are able to sell the underlying shares of our common stock.

Some examples (based on vesting schedules applicable to restricted stock right awards to be granted other than to participants in Canada and France) may assist you:

•	If you have an eligible option grant for 100 shares at an exercise price of $65.00 per share, with a remaining contractual term of approximately six years, at the exchange ratio of 4.0 option shares for 1.0 restricted stock right, you could elect to surrender this option and receive 25 restricted stock rights. If this option was fully vested at the time of cancellation in the exchange program, your restricted stock rights would vest in annual installments over a period of two years measured from August 1, 2006. You would not be able to sell any shares until August 1, 2007, when the first 50% of your restricted stock right award would vest. At that time, if the market price per share of our common stock is, for example, $45.00, you could sell the vested portion of your award shares for $540.00 (i.e., 12 shares x $45.00). If the market price remains the same throughout the vesting period, you could sell the remaining 50% of your award shares for an additional $585.00 (i.e. 13 shares x $45.00) on the following annual vesting date.

•	If you chose to retain your option rather than exchange it for restricted stock rights under this scenario, you would not have been able to exercise the option for any value because, at an exercise price of $65.00, it would have remained “out-of-the-money”. It is possible that the price of our common stock will never rise above $65.00 during the life of the option. If that happens, you will not be able to exercise and sell the underlying shares at a profit. However, if at the end of the same two-year period used in the example above, the market price per share of our common stock climbs to $90.00, rather than $45.00, your unexercised option would be worth $2,500.00 (i.e., 100 shares x ($90.00 – $65.00)). Assuming the same facts, if you exchanged this option for restricted stock rights at the offered 4.0-to-1.0 exchange ratio, and have not previously sold the award shares, they would be worth $2,250.00 (i.e., 25 shares x $90.00) at the end of the two-year period.

The foregoing examples assume that, if you are an employee of the Company, you remain employed by the Company through the applicable vesting dates. In addition, none of the foregoing takes into account the tax effects of any of the transactions, which are described in Questions 42 – 46.

Again, you should keep in mind that, if you choose to participate in this offer and receive restricted stock rights, you will be exchanging stock options that may already be vested either in full or in part for restricted stock rights that will generally be completely unvested at grant and will have a minimum period of two years for full vesting. (See Question 15.)

To illustrate the significance of vesting on restricted stock rights, consider the first example above in which the price of our common stock remains at $45.00 per share throughout the two-year vesting period of the restricted stock rights. As explained above, the restricted stock right award would yield more than the stock options, since the options, with an exercise price of $65.00 per share, would remain out-of-the-money for the entire period, while the shares underlying the restricted stock right award could be sold for a total of $1,125.00 (i.e., 25 shares x $45.00). However, now assume that the stock price rises to $80.00 per share prior to the first annual restricted stock rights vesting date following the exchange, and then declines to $45.00 per share for the remainder of the two-year vesting period. Under those assumptions, you would have lost the opportunity to realize $1,500.00 (i.e., 100 shares x ($80.00 – $65.00)) for your stock options (assuming you exercised them and sold the stock at $80.00 per share), in exchange for restricted stock rights worth $1,125.00 on the day they vest. Moreover, if your employment with the Company terminates prior to the time your restricted stock right award vests in full, you will not realize any value from the unvested portion of the award, which you will forfeit.

In evaluating this offer, you should keep in mind that the future performance of our common stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We recommend that you read our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and our Quarterly Report on Form 10-Q for the period ended June 30, 2006, which have been filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as all other documents incorporated by reference in our Tender Offer Statement on Schedule TO (to which this document is also an exhibit).

25. Are there conditions to the offer?

Yes. The offer is subject to a requirement that the average market closing price of our common stock for the five business days immediately preceding the date on which the offer expires be less than $55.00. In addition, the offer is subject to a number of other conditions that are described in Section 7 of Part III. The offer is not conditioned on a minimum number of options being tendered for exchange or upon a minimum number of option holders accepting the offer. Participation in the offer is completely voluntary.

BACKGROUND AND PURPOSE OF THE OFFER

26. Why is EA making this offer?

As a result of the significant volatility in our stock price over the last several years, a considerable number of employees of EA or one of its subsidiaries are holding options that have exercise prices higher than the current and recent trading prices of our common stock. We believe that these out-of-the-money options are not achieving the purposes for which they were intended. In addition, since many of the eligible options have been out-of-the-money for extended periods of time, they have not been exercised by their holders and have added to an increase in the “overhang” of options outstanding in relation to the aggregate number of shares of our common stock outstanding. The overall purpose of this offer is to promote the interests of our stockholders by strengthening our ability to motivate and retain valued employees and by reducing our stock option overhang. (See Section 3 of Part III.)

27. Why did EA choose to offer this exchange for restricted stock rights rather than repricing eligible options or granting new options?

Our Board of Directors considered a variety of alternatives to address the issues of the significant number of out-of-the-money options and stock option overhang. Ultimately, the Board determined that some option holders could benefit from the opportunity to choose between what we believe is the more certain benefit associated with restricted stock rights and the potentially more valuable, though less certain, benefit those holders may realize by retaining their stock options. By providing for the grant of replacement awards consisting of restricted stock rights rather than new at-the-money stock options, the Compensation Committee of our Board of Directors also sought to strengthen EA’s equity-based retention incentives while further aligning our existing equity compensation programs with our overall compensation philosophy. Additionally, by exchanging stock options according to the terms of this offer, we will reduce the number of shares of stock subject to equity awards, thereby reducing potential dilution to our stockholders. (See Section 3 of Part III.)

28. Why are there additional vesting requirements on the restricted stock rights when I have already held many of my options through the required periods?

Two of the principal purposes of our equity programs are to align the interests of our employees with those of our stockholders and to retain the services of employees of EA or one of its subsidiaries. We believe that anything shorter than a two-year vesting period would not adequately allow us to further these objectives. You should carefully consider the risks of exchanging vested options for unvested restricted stock rights. (See Questions 15 and 24.)

29. Will there be additional equity grants in the future?

The Compensation Committee of our Board of Directors periodically evaluates our compensation programs. At this time, the Compensation Committee believes that equity compensation forms an important component of our compensation programs. Future equity awards to eligible employees will be evaluated periodically, subject to the discretion of the Compensation Committee.

30. Is it likely that an offer similar to this one will be made in the future?

While our Compensation Committee evaluates EA’s compensation programs periodically, it has no current intention to make any similar offer in the future. You should make your decision on the assumption that, if you do not surrender your eligible options in accordance with the terms of this offer (including deadlines stated in this offer to exchange), you will not have another similar opportunity.

31. Does our Board of Directors have a recommendation about this offer?

Our Board of Directors is not making a recommendation about this offer. Although the Compensation Committee of the Board and our Board of Directors have approved this exchange offer, they recognize that the decision to accept or reject this offer is an individual one that should be based on a variety of factors, including your own personal circumstances and preferences. You should consult with your personal advisors if you have questions about your financial or tax situation. Neither we, the Compensation Committee nor our Board of Directors are making a recommendation to employees as to whether or not to accept this exchange offer.

32. Is there any information regarding EA that I should be aware of?

Yes. Your decision of whether to accept or reject this offer should take into account the factors described in this offer to exchange, as well as the various risks and uncertainties inherent in our business. These risks include, but are not limited to, those risks set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and our Quarterly Report on Form 10-Q for the period ended June 30, 2006. In addition, before making your decision to tender your eligible options, you should carefully review the information about EA discussed in Part II (“Certain Risks of Participating in the Offer”) and in Section 10 of Part III of this document. This information includes an update on recent events affecting our business and explains where you can find additional information about us.

33. What are the accounting consequences to EA of making this exchange offer?

Under the current accounting rules, both stock options and restricted stock rights result in an expense for financial accounting purposes and the amount of that expense is based on their “estimated fair value” at the grant date. For accounting purposes, to the extent the fair value of each award of restricted stock rights granted to employees exceeds the fair value of the stock options surrendered, determined on the exchange date, such excess is considered additional compensation. However, because we do not anticipate issuing any restricted stock rights having a fair value in excess of the fair value of the stock options surrendered, we do not expect to recognize any incremental compensation cost as a result of this offer. (See Section 12 of Part III.)

DURATION OF THE OFFER

34. How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

This offer begins on August 16, 2006 and is scheduled to expire on September 15, 2006, at 9:00 p.m., U.S. Pacific Time. No exceptions will be made to this deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of this offer at any time. If we extend this offer, we will publicly announce the extension no later than 6:00 a.m., U.S. Pacific Time, on the next business day after the last previously scheduled or announced expiration date. (See Section 16 of Part III.)

35. If the offer is extended, how will the extension affect the date on which restricted stock rights will be granted?

If we extend the offer and you elect to participate in it, you must properly tender any eligible option grant you wish to exchange before the expiration of the extended offer period. Your properly tendered eligible options will be accepted and canceled, and your award of restricted stock rights will be granted, promptly following the extended expiration.

HOW TO ELECT TO PARTICIPATE

36. What do I need to do to participate in the offer?

To properly elect to exchange your eligible options, you must notify EA’s Stock Administration Department of your election in either of the following two ways before 9:00 p.m., U.S. Pacific Time, on the expiration date, which is currently September 15, 2006:

•	Make your election online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online election must be submitted online before the expiration date deadline.

•	Print, complete, sign, date and return the Election Form made available to you at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/, and deliver it to EA’s Stock Administration Department according to the instructions contained in the Election Form so that we receive it before the expiration date deadline.

If you do not have access to a computer, you will be provided this offer to exchange and the forms necessary to participate in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any option exchange program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), or by email at StockAdministration@EA.com.

37. Do I have to return the Election Form or any other document if I do not want to exchange my options?

No. You do not have to return or submit online any documents to us if you do not wish to exchange your eligible options in this offer. If you do not return or submit online the Election Form, you will not participate in the option exchange program. This offer is completely voluntary, and there are no penalties for electing not to participate in the offer.

38. If I elect to exchange my options by submitting an election to participate, can I change my mind?

Yes. If you decide to participate in the offer and then decide to withdraw or change all or some of the elections you submitted, you may do so at any time before the offer expires. You may withdraw your elections by either completing the online Notice of Withdrawal at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/, or by submitting a paper Notice of Withdrawal that is also available on the intranet portal. For those without access to a computer, or if you need an additional printed copy of the Notice of Withdrawal, please contact Stock Administration. (See Section 4 of Part III.)

If you then decide to make a new election, you must request and submit a new Election Form or make a new online election. Your election to withdraw must be received by EA’s Stock Administration Department before the offer expires. If we have not accepted your tendered options by October 12, 2006, you will also have the right to withdraw your tendered options after that date and until we accept your tendered options. (See Section 5 of Part III.)

39. Will EA accept all options tendered for exchange?

We will accept all options that are properly tendered for exchange unless the offer is terminated. If we terminate the offer without accepting options for exchange, we will communicate this to you by 9:00 p.m., U.S. Pacific Time on the first business day after the offer expires (i.e., if the expiration date is September 15, 2006, this communication will be no later than September 18, 2006). The communication may be made orally, by written or electronic notice or by public announcement. (See Sections 6 and 16 of Part III.)

40. What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

Nothing. If you do not elect to participate in the offer, or if we do not accept options that are tendered for exchange, you will keep all your current options, and you will not receive any restricted stock rights. The offer will not result in any changes to the terms of your current options. (See Section 4 of Part III.)

41. What if I am out of the office on leave of absence or sabbatical during the offer period?

If you will be on a leave of absence, extended paid-time-off or sabbatical during any portion of the offer period, you can make your elections remotely through a virtual private network (VPN) access on your computer or you may request that a copy of the Election Form be mailed to your home address. Please contact Stock Administration via email at StockAdministration@ea.com or by telephone at +1 (650) 628-2600. It is your responsibility to contact Stock Administration to obtain the election materials if you will be out of the office for an extended time during the offer period. If you do not make your election online or submit a paper Election Form, you will not participate in the option exchange program.

U.S. FEDERAL AND INTERNATIONAL INCOME TAX CONSIDERATIONS

42. Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

We believe that our employees who are subject to U.S. income taxation will incur no immediate U.S. federal income tax consequences as a result of either electing to retain their eligible options or electing to exchange their eligible options for shares of restricted stock. However, see the response to Question 43 for the U.S. federal income tax consequences of your restricted stock award.

43. What are the U.S. federal income tax consequences of my restricted stock award?

Employees subject to U.S. income taxation will generally recognize no taxable income upon the receipt of shares of restricted stock (i.e., shares that are subject to a substantial risk of forfeiture and are not transferable). You will, however, recognize ordinary income (like salary) at the time the shares vest in an amount equal to the fair market value of those shares. We will determine the fair market value of the shares based on the closing price of our common stock as reported on the NASDAQ Global Select Market on the applicable date. The ordinary income resulting from the vesting of shares of restricted stock will be reflected in the Form W-2 reported to the Internal Revenue Service for the year of the vesting of the shares. At the time that you recognize ordinary income, you will have an income and employment withholding tax obligation with respect to that income, much like the obligation that arises when we pay you your salary. (See Question 44 and Section 14 of Part III.)

U.S. employees would generally be permitted to make an election under Section 83(b) of the Internal Revenue Code within 30 days of acquiring restricted stock to include in income the fair market value of the shares on the date they are transferred to the employee rather than on the date that the shares vest. However, an employee making a Section 83(b) election would not be entitled to any deduction or credit for taxes paid in the year of acquisition if he or she subsequently forfeits unvested shares upon termination of employment. To alleviate administrative burdens and to have the tax consequences to our U.S. employees of restricted stock awards received in the exchange program be similar to those of equivalent restricted stock unit awards, we are requiring U.S. employees to waive their right to file an election under Section 83(b) as a condition to participating in this offer. Should you attempt to make such an election under Section 83(b), you will immediately forfeit all of the restricted shares to which that election pertained.

Upon a U.S. employee’s sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on their vesting date, will be taxed as a capital gain or loss. Such gain or loss will be long-term if the employee held the shares more than one year following their vesting date.

44. How will U.S. income and employment tax withholding be handled?

For our employees who are subject to U.S. income taxation, as your shares of restricted stock vest over time, you will be required to recognize taxable income. This means that we will have an obligation to withhold income and employment taxes, much like the obligation that arises when we pay you your salary. Until you have satisfied these tax withholding requirements, we will have no obligation to release shares to you.

We intend to provide for the satisfaction of the tax withholding requirements by withholding from the number of shares of our common stock that would otherwise be released to you upon vesting under your restricted stock award a number of shares (rounded up to the next whole share) determined by multiplying the number of shares becoming vested by the combined minimum statutory income and employment tax withholding rates applicable to you. If for any reason, we are prevented from satisfying our tax withholding obligations in full or in part through this share withholding procedure, you would be required to pay by personal check any additional required withholding tax. In addition, you will authorize us to withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date, or to instruct E*TRADE to sell on your behalf a number of shares in an amount sufficient to satisfy any unsatisfied portion of your required tax withholding.

If your employment with us is terminated for any reason after you have received shares of common stock but before you have satisfied your income and employment withholding tax obligation, you will authorize us to instruct E*TRADE to sell on your behalf a number of shares sufficient to satisfy your income and employment tax obligation, and we will deduct the entire amount of any remaining tax obligation from your final paycheck.

45. What are the income and social insurance tax consequences if I live outside of the United States?

Eligible employees who are residents of countries other than the United States who receive restricted stock or restricted stock units in the exchange offer will be subject to the income and social insurance tax laws of those countries. See Section 15 of Part III (“Considerations Specific to Eligible Employees Outside of the United States”) and Appendix B (“Guide to International Issues”) for additional information regarding the income and social insurance tax consequences of this exchange offer to non-U.S. employees. If you are subject to income tax in more than one country, you should be aware that there may be income and social insurance tax consequences in addition to those described in the exchange offer which may apply to you. Please consult your personal tax advisor to discuss these consequences.

46. Are there special considerations for people on international assignment or who have transferred from another EA location in another country?

For employees on international assignment or who have recently transferred within EA internationally, please refer to the Guide to International Issues attached as Appendix B. If your questions are not answered by the attached international guide, please contact the EA Global Mobility team at +1 (650) 628-7424.

MISCELLANEOUS

47. What happens if EA is acquired by another company?

If we are acquired by another company before the offer expires, you may withdraw your tendered options and have all of the rights under your options. Further, if we are acquired prior to the offer expiration date, we reserve the right to withdraw the offer, in which case your options will remain outstanding subject to their terms.

If you are a Canadian or U.S. employee and we are acquired by another company after we accept and cancel your tendered options and grant you shares of restricted stock, your shares would be treated in the same manner as all other shares of EA common stock outstanding at the time of the merger or acquisition transaction, subject to the vesting provisions of your restricted stock agreement, provided that the successor company assumes the outstanding restricted stock units granted to other employees or substitutes equivalent awards. If the successor company elects not to assume or replace outstanding restricted stock units, as a result of which the vesting of restricted stock units is accelerated upon terms and conditions determined by the Compensation Committee in accordance with the terms of the 2000 Plan, then the vesting of shares of your restricted stock will similarly be accelerated.

For all other employees not subject to income taxation in Canada or the United States, if we are acquired by another company after we accept and cancel your tendered options and grant you restricted stock units, but before the vesting of all of your restricted stock units and issuance to you of shares of EA common stock, the successor company may assume our obligations under your restricted stock unit agreement or substitute a substantially equivalent award with respect to its shares. However, the type of security and the number of shares covered by the restricted stock units would be determined by the acquisition or merger agreement between us and the acquiror based on the same principles applied to the shares of our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio in which our common stock may convert into an acquiror’s common stock in a merger or acquisition transaction, you may receive restricted stock units for more or fewer shares of the acquiror’s stock than the number of shares that you would receive in this exchange offer if no acquisition had occurred. If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition, but your restricted stock units may represent a right to receive upon vesting the cash you would have received had you been an EA stockholder at the time of the acquisition. If the successor company elects not to assume your restricted stock units or substitute an equivalent award, then the vesting of any portion of your award that otherwise remains unvested prior to the time of the acquisition of EA would accelerate at such time and upon such conditions as the Compensation Committee will determine in accordance with the terms of the 2000 Plan.

If you received restricted stock units in the offer and we are acquired by another company after the issuance of shares of common stock to you, you will be an EA stockholder and treated the same as our other stockholders in the transaction.

The assumption or substitution of the restricted stock units, the cash payment of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this offer to exchange.

If we are acquired by another company, that company may decide to terminate some or all of the employees of EA or one of its subsidiaries before their restricted stock rights vest in full. In that case, terminated employees would forfeit unvested restricted stock rights and would not receive stock or any other consideration for the options that were canceled in the exchange offer. (See Section 9 of Part III.)

HOW TO GET MO RE INFORMATION

48. Who can I talk to if I have questions about the offer?

For additional information or assistance, you should call Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or send an email to StockAdministration@EA.com.

In addition to these resources, we also plan to arrange for question and answer sessions about this exchange program. These sessions will not be a solicitation or make any recommendations whatsoever with respect to the offer. For example, we will not be able to answer questions about your personal situation or otherwise provide an assessment of the merits of this offer. You should consult your personal advisors if you have questions about your financial or tax situation. We will be providing you information about the timing and location of the question and answer session in the coming days.

II. CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Participation in the offer involves a number of potential risks, including those described below. The risks identified in this section and the risks described under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the U.S. Securities and Exchange Commission on June 12, 2006 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2006, filed with the U.S. Securities and Exchange Commission on August 8, 2006, highlight the material risks of participating in this offer. Eligible employees should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. We strongly recommend that you read the rest of this offer to exchange. In addition, employees who live and work outside of the United States are encouraged to read Section 15 of Part III (“Considerations Specific to Eligible Employees Outside of the United States”) and Appendix B (“Guide to International Issues”) of this offer to exchange discussing income and social insurance tax consequences in various countries, as well as the other documents listed above, and consult with an investment and tax advisor as necessary before deciding to participate in this offer.

ECONOMIC RISKS

The valuation methodology utilized to determine the exchange ratio is based on the Black-Scholes option pricing model and does not necessarily reflect the actual value of the options.

The offer is intended to result in the grant of restricted stock rights having a value that, on a grant-by-grant basis, is related to but less than the aggregate value of the eligible option grant surrendered in the offer for those restricted stock rights. Our valuation of the options eligible for exchange in the offer is based on the Black-Scholes option pricing model using assumptions that are different from those disclosed in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006. The assumptions we used in valuing each eligible option grant for purposes of this offer were (a) the option’s exercise price, (b) an assumed value of $47.65 per share of our common stock, which was the closing price per share as reported on the NASDAQ Global Select Market on August 7, 2006, (c) an expected volatility of our common stock price of 45%, (d) the expected term of the stock option (the weighted average expected term of all eligible options is six years), (e) a risk-free interest rate (the weighted average risk-free interest rate of all eligible options was 5%) and (f) an expected dividend yield of zero. We then discounted the resulting estimated fair value of the eligible options and grouped them into an exercise price range that also represent a range of associated Black-Scholes values. Finally, we determined an exchange ratio for the grouping of eligible options based on the relationship of the discounted Black-Scholes value estimate for the most valuable option within the group to an assumed fair market value of one share of our common stock to be made subject to a restricted stock right issued in the option exchange program. To arrive at the exchange ratio, we applied a discount ranging from approximately 26% to 40% to the estimated value of your stock option grant as determined by the Black-Scholes method. A discount was necessary to ensure that the value of the options to be exchanged would be less than the fair market value of the restricted stock rights to be received, thereby avoiding a negative financial accounting consequence for EA. For this purpose, we assumed a fair market value per share equal to the closing price per share of our common stock reported on the NASDAQ Global Select Market on August 7, 2006.

You should be aware that option valuation is not an exact science. Although the Black-Scholes model is a standard and accepted model for determining the value of options, the utilization of different assumptions in the Black-Scholes option pricing model can produce significantly different results for the ultimate value of an option.

Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used for purposes of this offer may not be the same as those used by others and, therefore, our valuation of the options and/or the exchange ratio may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the actual value of these options.

If our stock price increases after the date your tendered options are canceled, including if we are acquired by or merge with another company, your canceled options might have been worth more than the restricted stock rights that you receive in exchange for them.

We cannot predict the market price of our stock. It is possible over time that options you tender for exchange would have had a greater value or lesser value than the restricted stock rights you receive under this offer.

We may engage in transactions in the future with business partners or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares.

In addition, if we are acquired by another company for shares of its stock, then any stock you receive in connection with your restricted stock rights would be the acquiring company’s stock (as opposed to EA’s) based on the exchange ratio in the acquisition. If we are acquired by another company solely for cash, the treatment of the restricted stock rights would be similar to a stock acquisition; however, the cash you would receive in connection with your restricted stock rights would be based on the cash that you would have been able to receive if you had received the cash paid to our stockholders for the shares subject to your restricted stock rights. If we are acquired by another company whose stock is not publicly traded, then your restricted stock rights would likely be for stock that is not publicly traded and which would be difficult to sell. Furthermore, if the acquiring company elects not to assume outstanding restricted stock units or substitute an equivalent award for the acquiring company’s stock, then unvested portions of all outstanding restricted stock right awards (i.e., both restricted stock and restricted stock units) would accelerate at such time and upon such conditions as determined by the Compensation Committee in accordance with the terms of the 2000 Plan. Option holders who do not tender their options in the offer will have their outstanding options treated in accordance with the terms of the plan under which they were granted, and if their options are assumed by a successor to EA, those options would be priced in accordance with the terms of that transaction. Since the options represent rights to purchase a greater number of shares than the restricted stock rights that would replace them under this offer, this could potentially result in a greater financial benefit for those option holders who decided not to participate in this offer and who instead retain their original options.

If you do not have an employment relationship with EA or one of its subsidiaries for any reason on the date your restricted stock rights would otherwise vest, including as the result of a reduction-in-force or another company’s acquisition of us, you will forfeit any unvested restricted stock rights.

This means that if you quit for any reason, die, or we terminate your employment, with or without cause or notice, and you are not an employee on the date your restricted stock rights would vest, you will forfeit the unvested restricted stock rights and will not receive anything for the options you tendered and we canceled. This offer is not a guarantee of employment for any period. Your employment relationship with EA (or one of our subsidiaries or a successor entity, as applicable) may be terminated at any time by either you or us, or our subsidiary or successor entity, with or without cause or notice, subject to any employment agreement you may have with EA (or one of our subsidiaries or a successor entity, as applicable).

If we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of the employees of EA or one of its subsidiaries prior to the vesting of restricted stock rights granted under this exchange program. If you do not have an employment relationship with EA (or one of our subsidiaries, or a successor entity, as applicable) due to our being acquired or for any other reason on the date your restricted stock rights would otherwise vest, you will forfeit those unvested restricted stock rights.

We will not grant restricted stock rights to you if we are prohibited by applicable laws or regulations.

Even if we accept your tendered options, we will not grant restricted stock rights to you if we are prohibited by applicable laws, rules, regulations or policies from doing so. Such a prohibition could result from, among other things, changes in U.S. laws, U.S. Securities and Exchange Commission rules, regulations or policies or NASDAQ Global Select Market listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting restricted stock rights. Due to restrictions under the local laws of certain countries, we will not be able to extend this offer to employees who are residents of China, Belgium or Denmark.

TAX-RELATED RISKS FOR U.S. TAX RESIDENTS

General

When the EA stock granted to you under your restricted stock award vests, you will generally recognize ordinary income equal to the fair market value of the vested shares. Any excess of the proceeds on a subsequent sale of the shares over their fair market value on the vesting date will be a capital gain, although you will be eligible for favorable long-term capital gain treatment only if you have held the shares for more than 12 months from the date of vesting.

Tax Withholding

In most cases, at the time the shares of restricted stock vest, you will be responsible for FICA taxes. This generally would mean that 1.45% of the fair market value of the restricted stock at the time of vesting would have to be withheld in payment of Medicare tax. While you are also potentially subject to the larger old age and survivor component of FICA, this is true only to the extent your salary does not exceed the Social Security taxable wage base for that year ($94,200 for 2006). In addition, you will have an income tax withholding obligation with respect to ordinary income you must recognize on the shares’ vesting date, much like the obligation that arises when we pay you your salary. EA will be authorized under the 2000 Plan and your restricted stock agreement to withhold shares having a value equal to your tax withholding requirement from the shares that would otherwise be released to you upon vesting. Alternatively, EA may satisfy these tax withholding obligations by one of the methods described in the response to Question 44 and in Section 14 of Part III.

The income tax withholding may be insufficient to cover your final income tax liability with respect to the vesting of your shares. You should consult with your own tax advisor to determine whether you should make estimated tax payments for each year in which your shares vest.

You should review Section 14 of Part III carefully for a more detailed discussion of the potential consequences of participating in this offer. We recommend that you consult with your personal tax advisor before deciding whether or not to participate in the offer with respect to the tax consequences relating to your specific circumstances.

TAX-RELATED RISKS FOR NON-U.S. TAX RESIDENTS

If you are an eligible employee who is not a resident of the U.S. for tax purposes, you should refer to Section 15 of Part III and Appendix B of this offer to exchange for a discussion of some of the income tax, social insurance contributions and other legal consequences that may apply to you. If you participate in this offer, you may be liable for income and social insurance tax contributions on the restricted stock, restricted stock units or the shares of our common stock to be issued in settlement of restricted stock units. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described in the response to Question 44 and in Section 14 of Part III. In addition, you may have exchange control or securities law reporting obligations. General summaries of the tax and other legal implications of participating in the offer for employees outside of the United States can be found in Appendix B. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore recommend you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other income and social insurance tax contribution consequences which may apply to you. We recommend you consult your own tax advisor to discuss these consequences.

BUSINESS-RELATED RISKS

For a description of risks related to EA’s business, please see the discussion of risks associated with our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and the Quarterly Report on Form 10-Q for the period ended June 30, 2006.

III. THE OFFER

Section 1. Eligibility.

Employees are “eligible employees” if they are employees of EA or one of our subsidiaries on the date the offer commences and on the date on which the tendered options are canceled and restricted stock rights are granted; provided, however, that our Named Executive Officers, as defined in our 2006 annual proxy statement, members of our Board of Directors and individuals who are residents of China, Belgium or Denmark, are not eligible to participate in the offer. Named Executive Officers and directors ineligible to participate in the offer are listed in Appendix A of this offer to exchange. Employees who are on medical, maternity, paternity, worker’s compensation, military or another statutorily protected leave of absence or an approved personal leave of absence are eligible to participate in the offer. However, an employee who resigns or receives a “notice of termination” (as defined below) at any time before the tendered options are canceled is not eligible to participate in the offer.

For purposes of this offer, an employee will have received a “notice of termination” if the employee has received a written notice that EA or one of its subsidiaries intends to take the steps necessary to end the employee’s employment relationship or, in accordance with local laws, the employee has received an offer, filed or has agreed in writing to file a petition in a labor court or has entered into an agreement, in each case, to end the employee’s employment relationship with EA or one of its subsidiaries. If you are currently considered an “at-will” employee, this exchange offer does not change that status, and your employment may be terminated by us or by you at any time, including before the exchange offer expires, for any reason, with or without cause.

Section 2. Number of Restricted Stock Rights; Expiration Date.

We are offering to exchange restricted stock rights, which will result upon vesting in the release to participants of shares of EA common stock, par value $0.01 per share, for certain options to purchase our common stock held by eligible employees that have an exercise price equal to or greater than the “threshold price”. However, U.K approved options granted under the U.K Sub-Plan of the 2000 Plan approved by the U.K. HM Revenue & Customs on May 2, 2001 (“U.K Approved Options”) will not be eligible for exchange. In order to avoid issuing restricted stock rights having a value that is greater than the option grants being surrendered, we are also excluding from the offer any option grants for fewer than five (5) shares. We refer in this offer to option grants for five (5) or more shares, with an exercise price that is equal to or greater than the threshold price and which are not U.K. Approved Options, as “eligible options”. The threshold price is $61.66, which equals 125% of the five-business day average closing price of our common stock prior to August 16, 2006 as reported on the NASDAQ Global Select Market, which was $49.324. Our offer is subject to the terms and conditions described in this offer to exchange, the Election Form and the Notice of Withdrawal.

In this offer to exchange, references to “restricted stock rights” apply to both shares of restricted stock and restricted stock units. In order to avoid unintended tax consequences to our employees in different jurisdictions, eligible employees participating in the offer who are subject to income taxation in Canada or the United States will receive shares of restricted stock subject to vesting, while all other eligible employees participating in the offer will receive restricted stock units that will represent the right to receive shares of our common stock upon vesting. Shares of restricted stock are shares of EA common stock that will be issued to a participant in the exchange offer promptly following its expiration. Restricted stock units are rights that will be issued to a participant in the exchange offer promptly following its expiration and that represent, for each such unit, the right to receive one share of EA common stock on the date that the unit vests. Until such restricted stock rights vest through the employee’s continued employment with EA or one of its subsidiaries, they remain subject to restrictions on transfer and forfeiture upon the employee’s termination of employment.

As of August 16, 2006, options to purchase approximately 38,730,000 shares of our common stock were outstanding under our equity compensation plans. Of these, options held by eligible employees to purchase approximately 3,544,000 shares of our common stock have exercise prices equal to or greater than $61.66 per share, which equals 125% of the five-business day average closing price of our common stock prior to August 16, 2006 as reported on the NASDAQ Global Select Market, which was $49.324, and are thus potentially eligible to participate in this offer. Assuming all such options are properly tendered for exchange, we will issue approximately 886,000 restricted stock rights. However, in the event that the average closing price of our common stock, as reported on the NASDAQ Global Select Market, for the five business days prior to the date of expiration of this offer is $55.00 or higher, we will terminate this offer exchange program.

You may tender for exchange any or all of your eligible options. However, if you choose to tender an eligible option grant, you must tender for exchange the entire outstanding, unexercised portion of that option grant. For the purposes of this offer, the term “option” means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. In other words, you will not be permitted to exchange part but not all of any particular option grant. For example, if an eligible employee has received two individual option grants, both of which remain outstanding in their entirety, consisting of (a) an option to purchase 1,000 shares of common stock with an exercise price of $62.00 and (b) an option to purchase 1,000 shares of common stock with an exercise price of $65.00, that employee may choose to exchange all or none of the option to purchase 1,000 shares with an exercise price of $62.00 and all or none of the option to purchase 1,000 shares with an exercise price of $65.00. In this example, the employee may not choose to exchange less than the entire option for 1,000 shares under either grant. We will not accept partial tenders of options. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option grant that you properly tender.

The number of restricted stock rights you will receive in exchange for a canceled eligible option grant will be determined by a ratio of 4.0-to-1.0. An exchange ratio represents the number of shares subject to an eligible option grant that will be canceled in exchange for the grant of one restricted stock right under this exchange program. An exchange ratio of “4.0-to-1.0” means that for each four shares subject to an option we cancel, we will grant one restricted stock right. The restricted stock rights will be granted under, and will be subject to the terms and conditions of, our 2000 Plan and an award agreement between EA and the eligible employee.

Separate from this offer to exchange, you will either have online access to a listing of your eligible options via the intranet portal we have established for the exchange program at http://stock.ea.com/Stock/Exchange/, or you will receive a printed Individual Statement of Options containing the same information. These resources identify each of the options you currently hold which has an exercise price equal to or greater than $61.66 and therefore may be eligible for exchange and the exchange ratio that applies to the option. If you cannot access the listing of eligible options on our exchange program intranet portal, or have misplaced your printed Individual Statement of Options, you may request assistance or another copy of your statement by telephoning Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), sending an email to StockAdministration@EA.com, or by referring to the “EA Stock Option Exchange Offer” intranet portal we established for the exchange program, which is available at http://stock.ea.com/Stock/Exchange/.

We will not issue any fractional restricted stock rights. Accordingly, any exchange that would result in a fractional unit or share will be rounded up to the next whole number of restricted stock rights. For example, if an employee elects to exchange an eligible option grant to purchase 750 shares of our common stock and the exchange ratio is 4.0 (meaning that one restricted stock right will be issued for each 4.0 shares subject to the canceled option), that employee will receive a total of 188 restricted stock rights (i.e., 750 divided by the exchange ratio of 4.0 is 187.5 units, and rounded up to the next whole number is 188 units).

To determine the exchange ratio applicable to eligible options, we estimated the value of each eligible option using the Black-Scholes option pricing model. The “Black-Scholes” model is a widely-used method for estimating the value of stock options and uses the following factors: (i) stock price, (ii) the exercise price of the option, (iii) the expected life of the option, (iv) the volatility of the stock price, (v) a risk-free interest rate, and (vi) the expected dividend yield of the stock. Some of these factors are objectively determinable, while others, such as appropriate volatility measures, require some judgment. For purposes of this calculation, the Company has used the following measures:

•	the option’s exercise price;

•	an assumed value of $47.65 per share of our common stock, which was the closing price as reported on the NASDAQ Global Select Market on August 7, 2006;

•	an expected volatility of our common stock price (the weighted average volatility of all eligible options was 45%);

•	the expected term of the stock option (the weighted average expected term of all eligible options is six years);

•	a risk-free interest rate (the weighted average risk-free interest rate of all eligible options was 5%); and

•	no expected dividends.

In applying the Black-Scholes model to value the eligible options, the factors that varied from option to option were their exercise prices and remaining contractual lives, while the factors for stock price, volatility, risk free interest rate and expected dividend yield were common to our valuation of all eligible options. Some of these values are different from those that we have used in estimating the value of EA options for required expensing of stock based compensation. We chose the values used in applying the Black-Scholes model for the purposes of this offer to further our objectives in making the offer. We then determined the exchange ratio for each eligible option based on a discount from the Black-Scholes value and an assumed fair market value for one share of EA’s common stock underlying a restricted stock right to be issued in the exchange program. To arrive at the exchange ratio, we applied a discount ranging from approximately 26% to 40% to the estimated value of your stock option grant as determined by the Black-Scholes method. A discount was necessary to ensure that the value of the options to be exchanged would be less than the fair market value of the restricted stock rights to be received, thereby avoiding a negative financial accounting consequence for EA. For this purpose, we assumed a fair market value per share equal to the closing price per share of our common stock reported on the NASDAQ Global Select Market on August 7, 2006.

The exchange ratio we have established for eligible options represent, by design, a discount from the value of the eligible option, as determined using the Black-Scholes option pricing model. Thus, the aggregate value of the restricted stock rights that you will receive if you elect to participate in the offer will be lower than the aggregate Black-Scholes value of the eligible options you surrender for exchange. Because option valuation is inherently speculative and imprecise, in addition to considering the relationship between the value of your options and the value of any restricted stock rights that you would receive pursuant to this offer, you also should consider the other matters discussed or referenced in this offer to exchange as part of your overall determination of whether or not to participate in the exchange.

This offer will expire on the expiration date. The term “expiration date” means 9:00 p.m., U.S. Pacific Time, on September 15, 2006 unless we, in our discretion, extend the period of time during which the offer will remain open. If we extend the period of time during which the offer remains open, the term “expiration date” will mean the latest time and date at which the offer expires. See Section 16 of Part III for a description of our rights to extend, delay, terminate and amend the offer.

Section 3. Purpose of the Offer.

We are making this exchange offer for employee retention purposes and to reduce the “overhang” of outstanding stock options.

We have granted options under our equity compensation plans to provide our employees an opportunity to acquire or increase a proprietary interest in EA, thereby creating a stronger incentive to contribute to our growth and success and encouraging our employees to continue their employment with EA. However, in light of the significant volatility in the market price of our common stock over the last several years, a considerable number of our employees are holding options that have exercise prices higher than the current and recent trading prices of our common stock. We believe that these out-of-the-money options are not achieving the purposes for which they were intended. By making this offer we expect to be able to provide better performance incentives to our continuing employees and more closely align the interests of our employees with those of our stockholders in maximizing stockholder value.

Under this offer, participating employees will receive fewer restricted stock rights than the number of shares subject to options that are canceled in the exchange. Therefore, the number of shares of our common stock subject to all outstanding employee stock options will be reduced, thereby reducing our option overhang.

Our Board of Directors considered a variety of alternatives to address the issues of the significant number of out-of-the-money options and stock option overhang. Ultimately, the Board determined that some option holders could benefit from the opportunity to choose between what we believe is the more certain benefit associated with restricted stock rights and the potentially more valuable, though less certain, benefit those holders may realize by retaining their stock options. By providing for the grant of replacement awards consisting of restricted stock rights rather than new at-the-money stock options, the Board of Directors also sought to strengthen EA’s equity-based retention incentives while further aligning our existing equity compensation programs with our overall compensation philosophy.

Although the Compensation Committee of our Board of Directors and the Board of Directors have approved this offer, they recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors. Accordingly, you should consult with your personal advisors if you have questions about your financial or tax situation. We and our Board of Directors are not making any recommendation to you as to whether you should elect to exchange your options. The restricted stock rights we are offering may end up being worth less than your existing options. You must make your own decision whether to exchange your options.

Section 4. Procedures for Tendering Options.

Proper Tender of Options.

To properly elect to exchange your eligible options, you must notify EA’s Stock Administration Department of your election in either of the following two ways before 9:00 p.m., U.S. Pacific Time, on the expiration date, which is currently September 15, 2006:

•	Make your election online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online election must be submitted online before the expiration date deadline.

•	Print, complete, sign, date and return the Election Form made available to you at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/, and deliver it to EA’s Stock Administration Department according to the instructions contained in the Election Form so that we receive it before the expiration date deadline. If you are located outside the U.S., you may be required to print and manually sign a completed Election Form and deliver it by one of the methods listed below.

If you do not have access to a computer, you will be provided this offer to exchange and the forms necessary to participate in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any option exchange program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600), or by email at StockAdministration@EA.com.

To submit a printed Election Form, you must send the entire Election Form via electronic delivery, facsimile, regular mail, overnight courier or hand delivery using the following contact information:

Via Electronic Delivery:

Scan the completed and signed Election Form and email it to StockAdministration@EA.com.

Via Facsimile:

Electronic Arts Inc., Attn: Stock Administration, +1 (650) 628-1376.

Via Regular Mail, Overnight Courier or Hand Delivery:

Electronic Arts Inc., Attn: Stock Administration, 209 Redwood Shores Parkway, Redwood City, CA 94065, USA.

Your acceptance of our offer will be effective as of the date EA’s Stock Administration Department receives your Election Form by any of the methods described above. While not a condition to your election, if you submitted your printed Election Form by way of electronic delivery or facsimile, we also ask that you make a copy for your own files and then please submit the original Election Form to your local Human Resources Generalist. It is your responsibility to ensure that your election is received by EA’s Stock Administration Department by the deadline.

You do not need to return your stock option agreements in order to effectively elect to accept our exchange offer.

If you send to EA Stock Administration a printed Election Form, you may confirm that your document has been received by calling Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by sending an email to StockAdministration@EA.com. We intend to confirm receipt of your paper Election Form within three business days of its arrival. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has properly received your election.

You are not required to return the Election Form or to make an online election. However, if EA’s Stock Administration Department does not receive either the Election Form or your online election before 9:00 p.m., U.S. Pacific Time, on the expiration date, which is currently September 15, 2006, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms.

Your proper and timely submission of an election to participate or an election to withdraw from participation will constitute a “submitted election”. To be timely, your election must be RECEIVED by EA’s Stock Administration Department before the offer expires by delivery of an Election Form as described above.

The method of delivery of your Election Form is at your election and risk. Your Election Form will be effective upon receipt. In all cases, you should allow sufficient time to ensure EA’s Stock Administration Department receives it in time. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has received your election.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the number of shares subject to eligible options, and the validity, form, eligibility (including time of receipt) of submitted elections (including any changes of elections) and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We may reject any submitted elections or any options tendered for exchange to the extent that we determine they are not properly completed or to the extent that we determine it is unlawful to accept the options for exchange. We may waive any defect or irregularity in a submitted election. No eligible options will be properly tendered for exchange until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any submitted election, and no one will be liable for failing to give notice of any defects or irregularities.

Your Choosing to Participate and Our Accepting Your Options Constitute an Agreement.

If you elect to exchange your options by making an online election or by submitting an Election Form in accordance with the procedures described above, you will have accepted the terms and conditions of our offer. If we accept the eligible options that you properly tender for exchange, there will be a binding agreement between us and you on the terms and subject to the conditions of this offer to exchange and the online or paper Election Form. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered eligible options that have not been validly withdrawn.

Effect of Exchange on Options.

If you elect to exchange your eligible options and we accept such options for exchange, effective on our acceptance, the eligible options you tendered for exchange will be canceled and the stock option agreement(s) evidencing them will be deemed null and void. You will be required to enter into an award agreement governing the terms of your restricted stock right award. If you do not elect to exchange your eligible options or you properly withdraw a previously submitted election, you will not participate in the offer with respect to such options and you will retain your options at their current exercise price(s) and subject to their current terms.

Questions About the Offer.

You can ask questions about this offer or request assistance, additional copies of the exchange offer documents and copies of the Election Form by telephoning Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or sending an email to StockAdministration@EA.com.

Section 5. Withdrawal Rights and Change of Election.

You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5.

You may withdraw your tendered options from the option exchange offer at any time before 9:00 p.m., U.S. Pacific Time, on September 15, 2006. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date. We expect to accept and cancel all properly tendered eligible options promptly following the expiration of the offer. However, if we have not accepted and canceled your properly tendered options by 9:00 p.m., U.S. Pacific Time, on October 12, 2006, you may withdraw your tendered options at any time after that date and until your tendered options have been accepted.

If your employment with EA or one of its subsidiaries terminates prior to the cancellation of options tendered pursuant to this offer, your tendered options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination of employment, but only during the limited period for which those options remain exercisable pursuant to your stock option agreement following your termination.

Please note that, just as you may not tender only a part of an eligible option, you may also not withdraw your election with respect to only part of an eligible option. Accordingly, if you elect to withdraw a previously tendered option represented by a particular grant, you must reject this exchange offer with respect to the entire option represented by that particular grant, but you need not withdraw your tender of other eligible options represented by different grants.

If you previously elected to exchange eligible options for restricted stock rights by submitting an Election Form and you would like to withdraw your election to exchange one or more of your eligible option grants, you must notify EA’s Stock Administration Department of your withdrawal before our offer expires in either of the following two ways:

•	You may submit an election to withdraw online at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/. Your online withdrawal must be submitted online before the expiration date deadline.

•	Print, complete, sign, date and return the Notice of Withdrawal made available to you at the exchange program intranet portal, which is available at http://stock.ea.com/Stock/Exchange/, and deliver it to EA’s Stock Administration Department according to the instructions contained in the form so that we receive it before the expiration date deadline. If you are located outside the U.S., you may be required to print and manually sign a completed Notice of Withdrawal and deliver it by one of the methods listed below

If you do not have access to a computer, you will be provided this offer to exchange and the forms necessary to participate or withdraw from participation in the offer in paper format. Your Election Form will need to be manually completed and delivered to EA’s Stock Administration Department in accordance with the instructions contained in the form. At any time you may also request a paper copy of any option exchange program document by contacting Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by email at StockAdministration@EA.com.

To submit a printed Notice of Withdrawal, you must send the entire form via electronic delivery, facsimile, regular mail, overnight courier or hand delivery using the following contact information:

Via Electronic Delivery:

Scan the completed and signed Notice of Withdrawal and email it to StockAdministration@EA.com.

Via Facsimile:

Electronic Arts Inc., Attn: Stock Administration, +1 (650) 628-1376.

Via Regular Mail, Overnight Courier or Hand Delivery:

Electronic Arts Inc., Attn: Stock Administration, 209 Redwood Shores Parkway, Redwood City, CA 94065, USA.

Your withdrawal from our offer will be effective as of the date EA’s Stock Administration Department receives your Notice of Withdrawal by any of the methods described above. While not a condition to your election, if you submitted your printed Notice of Withdrawal by way of electronic delivery or facsimile, we also ask that you make a copy for your own files and then please submit the original Notice of Withdrawal to your local Human Resources Generalist. It is your responsibility to ensure that your withdrawal is received by EA’s Stock Administration Department before the expiration of this offer.

EA’s Stock Administration Department must receive your election to withdraw before 9:00 p.m., U.S. Pacific Time, on September 15, 2006, unless the offer is extended, in which case your Notice of Withdrawal must be received before the extended expiration of the offer.

If you send us a printed Notice of Withdrawal, you may confirm that your document has been received by calling Stock Administration at +1 (650) 628-2600 (internally, at extension 82600) or by sending email to StockAdministration@EA.com. We intend to confirm receipt of your paper Notice of Withdrawal within three business days of its arrival. If you do not receive confirmation of our receipt, it is your responsibility to ensure that EA’s Stock Administration Department has properly received your Notice of Withdrawal.

If you later decide to make a new election to tender eligible options in this offer, you must submit a new online or paper Election Form by following the instructions in Section 4. Please see Section 4 for location and contact information you should use to request additional copies of the Election Form or the Notice of Withdrawal. The final change to your elections that you submit to EA’s Stock Administration Department prior to the expiration of the offer will be binding, and you will not be permitted to make any further withdrawals or elections after the offer expires.

You may not rescind any withdrawal, and options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options by submitting a new online election or properly completed and executed Election Form before the offer expires.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Withdrawal or new Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices of Withdrawal and new Election Forms. Our determinations of these matters will be final and binding.

To be timely, your election to withdraw previously tendered options from this offer must be RECEIVED by EA’s Stock Administration Department before the offer expires by delivery of a Notice of Withdrawal as described above.

The method of delivery of your Notice of Withdrawal is at your election and risk. Your Notice of Withdrawal will be effective upon receipt by EA’s Stock Administration Department. In all cases, you should allow sufficient time to ensure EA’s Stock Administration Department receives it in time. We intend to confirm our receipt of your submitted election within three business days of receipt. If you do not receive confirmation of our receipt, it is your responsibility to ensure that we have received your election.

Section 6. Acceptance of Options for Exchange and Issuance of Restricted Stock Rights.

Upon the terms and subject to the conditions of this offer and promptly following the expiration date, we will accept for exchange all eligible options properly tendered and not validly withdrawn before the expiration of the offer. All options accepted by us pursuant to this offer will be canceled as of the date of acceptance, and you will no longer have any rights under those options. Restricted stock right awards will be granted as of the date of our acceptance. If we accept and cancel options properly tendered for exchange after August 16, 2006, or if we extend the date by which we must accept and cancel options properly tendered for exchange, the time in which the restricted stock rights will be granted will be similarly delayed.

We will not accept partial tender of an eligible option grant. However, you may tender the remaining portion of an eligible option grant that you have partially exercised.

For purposes of the offer, we will be deemed to have accepted for exchange eligible options that are validly tendered and not properly withdrawn when we give notice to option holders of our acceptance. We will give notice of our acceptance, which may be by inter-office mail, email, facsimile or press release, promptly following the expiration date.

All restricted stock right awards will be granted under our 2000 Plan and will be subject to the terms and conditions of an award agreement between you and EA. Promptly after the grant date, we will send you an award agreement (in the appropriate form filed as an exhibit to our Tender Offer Statement on Schedule TO but with all the blanks filled in). This agreement will be effective from and as of the grant date.

If you are not an eligible employee of EA or one of our subsidiaries on the expiration date, your election to exchange your options will automatically be deemed to have been withdrawn as of the date of your termination and our offer will not affect the terms of your existing options.

It is possible that, prior to the cancellation of options tendered for exchange and the grant of restricted stock rights, we might effect or enter into an agreement for a merger or other similar transaction in which EA is acquired by another company. If there is a sale of all or substantially all of our assets or stock, or we merge with another company, before the expiration of the offer, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if we are acquired prior to the expiration date, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact subject to all of their terms and conditions.

If you are a Canadian or U.S. employee and we are acquired by another company after we accept and cancel your tendered options and grant you shares of restricted stock, your shares would be treated in the same manner as all other shares of EA common stock outstanding at the time of the merger or acquisition transaction, subject to the vesting provisions of your restricted stock agreement, provided that the successor company assumes the outstanding restricted stock units granted to other employees or substitutes equivalent awards. If the successor company elects not to assume or replace outstanding restricted stock units, as a result of which the vesting of restricted stock units is accelerated upon terms and conditions determined by the Compensation Committee in accordance with the terms of the 2000 Plan, then the vesting of shares of your restricted stock will similarly be accelerated.

For all other employees not subject to income taxation in Canada or the United States, if we are acquired by another company after we accept and cancel your tendered options and grant you restricted stock units, but before the vesting of all of your restricted stock units and issuance to you of shares of EA common stock, the successor company may assume our obligations under your restricted stock unit agreement or substitute a substantially equivalent award with respect to its shares. However, the type of security and the number of shares covered by the restricted stock units would be determined by the acquisition or merger agreement between us and the acquiror based on the same principles applied to the shares of our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio in which our common stock may convert into an acquiror’s common stock in a merger or acquisition transaction, you may receive restricted stock units for more or fewer shares of the acquiror’s stock than the number of shares that you would receive in this exchange offer if no acquisition had occurred. If we are acquired by another company solely for cash, the treatment of the restricted stock units would be similar to a stock acquisition, but your restricted stock units may represent a right to receive upon vesting the cash you would have received had you been an EA stockholder at the time of the acquisition. If the successor company elects not to assume your restricted stock units or substitute an equivalent award, then the vesting of any portion of your award that otherwise remains unvested prior to the time of the acquisition of EA would accelerate at such time and upon such conditions as the Compensation Committee will determine in accordance with the terms of the 2000 Plan.

If you received restricted stock units in the offer and we are acquired by another company after the issuance of shares of common stock to you, you will be an EA stockholder and treated the same as our other stockholders in the transaction.

The assumption or substitution of the restricted stock units, the cash payment of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this offer to exchange.

If we are acquired by another company, that company may decide to terminate some or all of the employees of EA or one of its subsidiaries before their restricted stock rights vest in full. In that case, terminated employees would forfeit unvested restricted stock rights and would not receive stock or any other consideration for the options that were canceled in the exchange offer.

Section 7. Conditions of the Offer.

Subject to rules of the U.S. Securities and Exchange Commission and notwithstanding any other provision of the offer, we will not be required to accept for exchange any options and may terminate or amend the offer or postpone the acceptance of any options, if at any time on or after commencement of the offer and before the expiration date of the offer any of the following events shall have occurred (or shall have been determined by us to have occurred) that in our judgment makes it inadvisable to proceed with the offer or with acceptance for exchange:

•	there has been instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of restricted stock rights in exchange for options; or that, in our reasonable judgment, would materially and adversely affect the business, condition (financial or other), income, operations or prospects of us and our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair (such as by increasing the accounting or other costs of the offer to us) the contemplated benefits of the offer to us described in Section 3 above;

•	there has been any action pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would:

•	make the acceptance for exchange of, or the issuance of restricted stock rights for, some or all of the options illegal or otherwise restrict or prohibit consummation of the offer;

•	delay or restrict our ability, or render us unable, to accept for exchange, or issue restricted stock rights for, some or all of the tendered options;

•	materially impair (such as by increasing the accounting or other costs of the offer to us) the contemplated benefits of the offer to us described in Section 3 above; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of us and our subsidiaries, taken as whole, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

•	there has occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

•	the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer;

•	any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, would affect the extension of credit by banks or other lending institutions in the United States;

•	any significant and adverse change in the market price of our shares of common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that would, in our reasonable judgment, have a material and adverse effect on our business, condition (financial or other), operations or prospects or on the trading in our common stock;

•	any change in the general political, market, economic or financial conditions in the United States or abroad that would have, in our reasonable judgment, a material and adverse effect on our business, condition (financial or other), operations or prospects or that of our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with this offer;

•	in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

•	any decline in either the Dow Jones Industrial Average or the Standard & Poor’s Index of 500 Companies by an amount in excess of 10% measured from the close of business on August 16, 2006; or

•	any change in generally accepted accounting principles or interpretations of generally accepted accounting principles which would, in our reasonable judgment, materially and adversely affect the manner in which we are required for financial accounting purposes to account for the offer;

•	a tender or offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, has been proposed, announced or made by another person or entity or has been publicly disclosed, or we have learned that:

•	any person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the U.S. Securities and Exchange Commission on or before the expiration date of the offer);

•	any person, entity or group who has filed a Schedule 13D or Schedule 13G with the U.S. Securities and Exchange Commission on or before the expiration date of the offer has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•	any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of their respective assets or securities;

•	any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, has or would have a material adverse effect on us and our subsidiaries, taken as a whole;

•	the average closing price of our common stock, as reported on the NASDAQ Global Select Market, for the five business days prior to the date of expiration of this offer is $55.00 or higher.

The conditions to the offer are for our benefit. We may assert them at our discretion prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other conditions to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed to be a waiver with respect to any other facts and circumstances. Any determination or judgment we make concerning the events described in this section will be final and binding upon all persons.

Section 8. Price Range of Our Common Stock.

Our common stock is quoted on the NASDAQ Global Select Market under the trading symbol “ERTS”. The following table sets forth, for the periods indicated, the high and low closing sales prices per share of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ended March 31, 2005
First Quarter	$55.91	$47.42
Second Quarter	$55.01	$45.52
Third Quarter	$62.86	$43.38
Fourth Quarter	$71.16	$54.52

Fiscal Year Ended March 31, 2006
First Quarter	$59.83	$47.45
Second Quarter	$63.12	$55.22
Third Quarter	$61.97	$51.04
Fourth Quarter	$58.59	$50.14

Fiscal Year Ended March 31, 2007
First Quarter	$57.30	$40.88
Second Quarter (through August 15, 2006)	$50.82	$41.88

On August 15, 2006, the closing price per common share as reported by the NASDAQ Global Select Market was $50.82.

Our stock price has been, and in the future may be, highly volatile. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, some of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of these companies.

We recommend that you obtain the current market price of our common shares before deciding whether to elect to exchange your options.

Section 9. Source and Amount of Consideration; Terms of Restricted Stock Rights.

Consideration.

The number of whole restricted stock rights to be granted in exchange for each eligible option grant will be determined based upon an exchange ratio applicable to that option. Each eligible employee will either receive in the form of a paper Individual Statement of Options, or have access to by way of our “EA Stock Option Exchange Offer” exchange program intranet portal, information identifying the options held by the employee which have exercise prices equal to or greater than $61.66 and therefore are eligible for exchange.

We will not issue any fractional restricted stock rights. Accordingly, any exchange that would result in a fractional share or unit under the exchange ratio will be rounded up to the next whole number of restricted stock rights.

As of August 16, 2006, options to purchase approximately 38,730,000 shares of our common stock were outstanding under our equity compensation plans. Of these, options held by eligible employees to purchase approximately 3,544,000 shares of our common stock have exercise prices equal to or greater than $61.66 per share, which equals 125% of the five-business day average closing price of our common stock prior to August 16, 2006 as reported on the NASDAQ Global Select Market, which was $49.324, and are thus potentially eligible to participate in this offer. The number of shares subject to options having exercise prices equal to or greater than $61.66 per share equal approximately 1.2% of the total number of shares of our common stock issued and outstanding as of August 16, 2006. If we receive and accept for exchange all such outstanding options having exercise prices equal to or greater than $61.66 per share, we will issue approximately 886,000 restricted stock rights, representing a number of shares equal to less than 1% of total number of shares of our common stock issued and outstanding as of August 16, 2006.

In order to limit the number of shares that will be available for future issuance as a result of the option exchange program, we do not intend to return every share subject to an award canceled in the option exchange program back to the 2000 Plan. Instead, we only intend to (i) use shares subject to the options canceled for the issuance of the restricted stock rights granted under the option exchange program, and (ii) return up to a total of an additional seven million shares subject to the options canceled in the option exchange program to the 2000 Plan to be available for issuance pursuant to future awards.

Terms of the Restricted Stock Rights.

The restricted stock rights issued pursuant to this offer will be issued under the 2000 Plan. For each restricted stock right award granted in the offer, we and the participant will enter into either a restricted stock agreement or a restricted stock unit agreement, as applicable. As promptly as practicable after the grant date, we will send to each recipient of restricted stock rights in this offer a completed award agreement. The terms and conditions of the restricted stock right awards will vary from the terms and conditions of the options tendered for exchange. You must accept the award agreement to be entitled to your restricted stock right award. This agreement will be effective from and as of the grant date. The following description of the restricted stock right awards to be granted under the 2000 Plan is a summary of the material terms of these awards.

Important Note: The description below of the 2000 Plan and the restricted stock right awards to be granted in this offer is merely a summary and does not purport to be complete. Any statements are subject to, and are qualified in their entirety by reference to, all provisions of the 2000 Plan and the applicable form of agreement evidencing the restricted stock right award. These documents have been included as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this document is also an exhibit).

In addition, please note that your award agreement will contain additional provisions regarding data privacy, responsibility for taxes, and an acknowledgment and waiver with respect to the nature of the offer.

•	General. The 2000 Plan was adopted by our Board of Directors on January 27, 2000 and initially approved by our stockholders on March 22, 2000. As of August 16, 2006, there were approximately 17,250,000 shares of our common stock available for grant under the 2000 Plan. This number will be increased by up to 7,000,000 shares subject to eligible options canceled in this offer plus the number of shares subject to restricted stock right awards granted in the exchange program. The 2000 Plan permits the Compensation Committee of our Board of Directors to grant a variety of equity-based awards, including the restricted stock units and restricted stock awards to be granted in this offer.

•	Purpose. The purpose of the 2000 Plan is to advance the interests of EA and its stockholders by providing an incentive to attract, retain and motivate persons whose present and potential contributions are important to the success of EA.

•	Administration. The 2000 Plan is generally administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the 2000 Plan, the Compensation Committee selects the individuals eligible to be granted awards under the 2000 Plan, the types of awards granted, the time(s) at which awards may be granted, the number of shares, units or rights subject to each award and all of the terms and conditions of each award. The Compensation Committee has the authority to interpret the 2000 Plan and to make all other determinations relating to the 2000 Plan.

•	Nature of Restricted Stock. Each restricted stock award consists of shares of EA common stock that are issued to the participant at the time the award is granted, subject to your continued employment with EA or one of its subsidiaries. The applicable award agreement will provide that we may issue shares to a participant by delivering evidence of book entry shares credited to the participant’s account. Under the terms of the restricted stock awards to be issued in this offer, the shares of restricted stock will be held pursuant to the terms of an escrow arrangement established by the award agreement until the shares vest, if at all, at which time they will be released from the escrow arrangement and delivered to the participant. During the period in which the shares of restricted stock remain subject to the escrow arrangement, you will nevertheless have certain rights of an EA stockholder, including the right to vote the shares and receive any dividends we may pay. Between the date on which a restricted stock award is granted and the date on which shares subject to the award vest, the value of the award will fluctuate based on the market price of our common stock, although you will have no right to sell or otherwise transfer such shares until they have vested. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted shares of restricted stock.

•	Nature of Restricted Stock Units. Each restricted stock unit is a right to receive a share of our common stock at a time specified in the applicable award agreement. You should be aware that restricted stock units are merely bookkeeping entries, so that no actual shares of our common stock are issued when the restricted stock units are granted. Under the terms of the restricted stock unit awards to be issued in this offer, shares of our common stock will be issued when the corresponding restricted stock units vest, if at all. Between the date on which a restricted stock unit award is granted and the date on which restricted stock units subject to the award vest, the value of the award will fluctuate based on the market price of our common stock. However, you will have no rights as an EA stockholder by virtue of having been granted a restricted stock unit award until actual shares of our common stock are issued to you. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted a restricted stock unit award or being issued shares of our common stock in settlement of the award.

•	Vesting. Restricted stock rights received in exchange for eligible options will be subject to a new vesting schedule that, except for employees subject to income taxation in France, will generally commence on

August 1, 2006. We will grant restricted stock rights promptly following the expiration of the offer in exchange for properly tendered options. Restricted stock rights you receive in the offer will generally be unvested as of the grant date and will require a minimum period of two years of employment for full vesting of the award, even if the eligible option grant you surrendered in exchange for those restricted stock rights was fully vested. The length of the vesting schedule applicable to each award of restricted stock rights will depend on the remaining vesting period of the option as of the date it is canceled in exchange for restricted stock rights. If your employment with EA or one of its subsidiaries terminates before all of your restricted stock rights have vested, you will forfeit any restricted stock rights that remain unvested on the date your employment terminates.

The vesting schedules for restricted stock rights granted to employees in all countries other than Canada and France will be the same. However, to comply with certain requirements under applicable income and social insurance tax law in Canada and France, the vesting schedules of restricted stock rights granted to participants in those countries will be subject to some variations, as further described below.

Vesting Applicable to Awards in Countries other than Canada and France

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of RSRs	Percentage of RSRs Vesting Annually*
50% or more	2 years	50%
Less than 50%	3 years	25% in years 1 and 2; 50% in year 3
Options granted in 2006	4 years	25%

*	Annual vesting will be measured from August 1, 2006.

In the case of eligible options that cliff vest in their entirety after a minimum of three years, the restricted stock rights issued in exchange will have a vesting period of two years if at least 50% or more of the time required to vest has elapsed. Each award of restricted stock rights vesting over periods of two or four years will vest in substantially equal annual installments over the applicable period, while restricted stock rights vesting over a period of three years will vest at the rate of 25% in each of the first two years and 50% in the third year. Only a whole number of restricted stock rights will vest in any period. Any fractional restricted stock right that would otherwise vest will be carried over to the next vesting period.

Vesting Applicable to Awards in Canada

The table of vesting periods set forth above will apply to restricted stock awards granted to employees subject to income taxation in Canada, except that the number of shares of restricted stock vesting in a given vesting period may be reduced by shares withheld in satisfaction of employer withholding obligations at the time of the exchange and treated as immediately vested.

As further described in Appendix B (“Guide to International Issues”), if you are subject to income taxation in Canada and elect to participate in the exchange program, you will recognize taxable income at the time that shares of restricted stock are granted to you in exchange for your canceled options, even if those shares remain subject to forfeiture if your employment terminates before the shares have vested. We are required to withhold income tax and any applicable social insurance contributions from this taxable income at the time of the exchange. To satisfy our withholding obligations, we intend to withhold from the shares of restricted stock that would otherwise be issued to you a number of whole shares having a value not exceeding by more than a fractional share amount the aggregate amount of income tax and any applicable social insurance contributions we are required to withhold.

We will treat the shares that we withhold at the time of the exchange as immediately vested shares, and you will not forfeit these shares even if your employment with us terminates prior to completion of the applicable vesting period set forth in the table above. We will determine the number of remaining shares that will vest under your restricted stock award in each year of the applicable vesting period by multiplying the vesting percentage for that year by the total number of shares subject to your restricted stock award remaining after deducting the number of shares withheld at the time of the exchange and treated as immediately vested.

Example: Assume that you elect to exchange an eligible option that is less than 50% vested and receive in exchange a grant of 300 shares of restricted stock. In accordance with the table above, this restricted stock award would vest at the rate of 25% on each of the first and second anniversaries of August 1, 2006 and 50% on the third anniversary. Further, assume that we withhold 30% of this award (90 shares) at the time of the exchange to satisfy our withholding obligations and treat these shares as immediately vested. We would then apply the applicable vesting schedule to the remaining 210 shares, so that 52 shares would vest on August 1, 2007, 53 shares would vest on August 1, 2008 and the remaining 105 shares would vest on August 1, 2009.

Vesting Applicable to Awards in France

To comply with certain income and social insurance tax qualification requirements in France, the vesting schedules applicable to restricted stock unit awards granted to employees subject to income and social insurance contribution taxation in France will be as follows:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of RSRs	Percentage of RSRs Vesting*
50% or more	2 years	100% at end of year 2
Less than 50%	3 years	50% in year 2; 50% in year 3
Options granted in 2006	4 years	50% in year 2; 25% in years 3 and 4

*	Annual vesting will be measured from the date of grant of the award.

In the case of eligible options granted to an employee subject to income and social insurance taxation in France that cliff vest in their entirety after a minimum of three years, if at least 50% or more of the time required for the option to vest has elapsed, then the restricted stock units issued in exchange will vest in full on the second anniversary of the grant date.

Further, to satisfy applicable income and social insurance tax qualification requirements in France, the shares of EA common stock issued upon the vesting of restricted stock units may not be sold for a period of two years following the date on which they are issued to the employee.

If you are a resident of France for tax purposes, you should refer to the Guide to Tax Issues in France contained in Appendix B to this offer to exchange for a further discussion of the vesting provisions and restrictions on sale that will apply to your restricted stock unit awards and shares issued pursuant to these awards.

•	Delivery of Common Shares. Upon vesting, shares of restricted stock previously issued to the participant will be released from an escrow arrangement and restricted stock units will be settled, on a one-to-one basis, by issuance of shares of our common stock to the participant, subject to our right to withhold shares sufficient in number to satisfy any required tax withholding.

•	Termination of Employment. In the event a participant in the offer ceases to be an employee of EA or any of our subsidiaries at any time prior to the vesting of the participant’s restricted stock rights, all of such participant’s restricted stock rights which are unvested at the time of termination of employment generally will be forfeited to EA and canceled.

•	Transfer Restrictions. Until they have vested (and, in the case of restricted stock units, have been settled in shares of our common stock), your restricted stock rights may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution. Employees resident in France may not sell shares of common stock they receive upon vesting for two years from the date the stock is issued due to the applicable income and social insurance tax restrictions.

•	Voting and Dividend Rights. If you are granted shares of restricted stock, you will have the right to vote and to receive any dividends we may pay with respect to such shares. If you are granted restricted stock units, you will have no voting rights and no rights to receive any dividends paid with respect to shares of our common stock prior to the date on which the shares underlying your restricted stock units are issued to you in settlement of your award.

•	Adjustments Upon Certain Events. Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by EA, whether through recapitalization, reclassification, stock dividend, stock split, reverse stock split, subdivision, combination or similar change in our capital structure, proportionate adjustments will be made in the number and kind of shares subject to restricted stock right awards, as determined by the Compensation Committee.

•	Effect of a Change in Control of EA. In the event of a change in control of EA, the successor company may assume or may substitute substantially equivalent awards for the successor company’s stock. If the successor company elects not to assume your restricted stock units or substitute an equivalent award, then the vesting of any portion of your restricted stock unit award that otherwise remains unvested prior to the time of the acquisition of EA would accelerate at such time and upon such conditions as the Compensation Committee will determine in accordance with the terms of the 2000 Plan.

Upon a change in control of EA, shares of restricted stock would be treated in the same manner as all other shares of EA common stock outstanding at the time of the transaction, subject to the vesting provisions of the restricted stock agreement; provided further that the successor company assumes the restricted stock units granted in the exchange program or substitutes equivalent awards. If the successor company elects not to assume or replace outstanding restricted stock units as a result of which the vesting of restricted stock units is accelerated upon terms and conditions determined by the Compensation Committee in accordance with terms of the 2000 Plan, then the vesting of shares of restricted stock will similarly be accelerated upon terms and conditions determined by the Compensation Committee in accordance with terms of the 2000 Plan.

The assumption or substitution of the restricted stock units, the cash payments of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this offer to exchange.

•	Amendment or Termination of the 2000 Plan. The Board of Directors has the authority to amend or terminate the 2000 Plan at any time.

•	Registration of Shares. The shares of EA common stock underlying the restricted stock rights issuable in connection with the exchange have been registered under the Securities Act of 1933 on a registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission. Unless you are considered an “affiliate” of EA, you will generally be able to sell the vested shares you receive pursuant to your restricted stock rights free of any transfer restrictions under applicable United States securities laws.

•	Tax Consequences. If you are a U.S. tax resident, you should refer to Section 14 for a discussion of the material U.S. federal income tax consequences of the acquisition and vesting of restricted stock units under this offer and receipt of shares of EA common stock in settlement of vested restricted stock units. If you are resident outside the United States, you should refer to Section 15 and Appendix B to this offer to exchange for a discussion of income and social insurance tax consequences for employees in certain countries of the acquisition, holding and vesting of restricted stock units or shares of restricted stock, as well as the consequences of accepting such awards under this offer. We recommend that you consult with your own tax advisor to determine the income and social insurance tax consequences of this transaction under the laws of the country in which you live and work.

Section 10. Information Concerning Electronic Arts Inc.

General. Electronic Arts Inc. is incorporated in the State of Delaware. Our principal executive offices are located at 209 Redwood Shores Parkway, Redwood City, CA 94065, USA, and our telephone number at that address is +1 (650) 628-1500.

EA develops, markets, publishes and distributes interactive software games (we sometimes refer to them as “titles”) that are playable by consumers on the following devices:

•	In-home video game players (such as the Sony PlayStation® 2, Microsoft Xbox® and Xbox 360™ and Nintendo GameCube™) — we call these players “consoles;”

•	Personal computers (PCs);

•	Mobile platforms including handheld video game players (such as the PlayStation® Portable (“PSP™”), Nintendo DS™ and Game Boy® Advance) and cellular handsets; and

•	Online, over the Internet and other proprietary online networks.

We refer to consoles, PCs, mobile platforms and online collectively as “platforms”.

We publish interactive software games for multiple platforms. Our products that are designed to play on consoles and certain mobile platforms are published under license from the manufacturers of these platforms (for example, Sony for the PlayStation 2 and PSP, Microsoft for the Xbox and Xbox 360, and Nintendo for the Nintendo GameCube, Game Boy Advance and Nintendo DS). We invest in the creation of software tools to more efficiently develop games for multiple platforms. We also make investments in facilities and equipment that allow us to create and edit video and audio recordings that are used in our games. Since our inception, we have published games for over 47 different platforms.

Our product development methods and organization are modeled on those used in other sectors of the entertainment industry. Employees whom we call “executive producers” are responsible for overseeing the development of one or more products. The interactive software games that we develop and publish are broken down into two major categories: (1) products developed by our EA studios for play on consoles, PCs, mobile platforms and online, and (2) co-publishing and distribution products.

In the ordinary course of business, we regularly engage in, evaluate, and expect to continue to engage in and evaluate, a wide array of potential strategic transactions, including (i) acquisitions of companies, businesses, intellectual properties, and other assets, and (ii) investments in new interactive entertainment businesses. Subject to the foregoing, and except as otherwise disclosed in this offer to exchange or in our filings with the U.S. Securities and Exchange Commission, we presently have no plans or proposals and are not engaged in negotiations that relate to or are currently likely to result in:

•	a material extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, our indebtedness or capitalization;

•	any change in our present Board of Directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common shares being delisted from the NASDAQ Global Select Market;

•	our common shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934;

•	the acquisition by any person of any of our securities or the disposition of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

We cannot assure you that we will not plan, propose or engage in negotiations with respect to the above noted matters during or after the expiration of our offer.

Certain Financial Information. Set forth below is a summary of our financial information. This information is derived from and qualified by reference to our publicly available consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in Item 8 on pages 66 through 109 of Electronic Arts’ Annual Report on Form 10-K, for its fiscal year ended March 31, 2006, and Item 1 on pages 3 through 24 of Electronic Arts’ Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2006, which are incorporated herein by reference. See Section 18.

CONDENSED CONSOLIDATED FINANCIAL DATA

	Year Ended March 31,		June 30, 2006
(In millions) BALANCE SHEET DATA	2006(a)	2005(a)
Current assets	$3,012	$3,706	$2,814
Non-current assets	1,374	664	1,379
Total assets	4,386	4,370	4,193
Current liabilities	869	807	675
Non-current liabilities	97	54	76
Total liabilities	966	861	751
Minority interest	12	11	13
Total stockholders’ equity	3,408	3,498	3,429

(a)	Derived from audited financial statements.

	Year Ended March 31,		Three months ended June 30,
(In millions, except per share data) STATEMENTS OF OPERATIONS DATA	2006(a)	2005(a)	2006	2005
Net revenue	$2,951	$3,129	$413	$365
Gross Profit	1,770	1,932	245	214
Operating income (loss)	325	669	(119)	(96)
Income (loss) before provision for (benefit from) income taxes and minority interest	389	725	(98)	(79)
Income (loss) before minority interest	242	504	(81)	(56)
Net income (loss)	$236	$504	$(81)	$(58)

Net income (loss) per share:
Basic	$0.78	$1.65	$(0.26)	$(0.19)
Diluted	$0.75	$1.59	$(0.26)	$(0.19)
Number of shares used in computation:
Basic	304	305	306	308
Diluted	314	318	306	308

(a) Derived from audited financial statements.

OTHER

Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A

(1)	The Company did not record fixed charges, as defined by Item 503(d) of Regulation S-K, for the periods presented.

Electronic Arts’ book value per share as of June 30, 2006 was $11.21. Book value per share is the value of our total stockholders’ equity divided by the number of our issued and outstanding common shares, which as of June 30, 2006 amounted to 306 million shares.

For information regarding the accounting consequences of our offer, see Section 12.

Section 11. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and Named Executive Officers who are not eligible to participate in this offer is attached to this offer to exchange as Appendix A, which is incorporated by reference herein. For information with respect to the beneficial ownership of our common stock by those directors and executive officers who were beneficial owners of our common stock as of June 1, 2006, please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and our definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 30, 2006, which is incorporated by reference into our Form 10-K.

Other than as described below and other than transactions in our securities in the ordinary course under our stock incentive plans with persons who are neither executive officers nor directors of EA, neither EA or its subsidiaries nor, to the best of our knowledge and based on transactions which have been publicly reported, our executive officers, directors or affiliates have effected transactions in options to purchase EA common stock or in shares of EA common stock during the 60 days prior to August 16, 2006, except as follows:

•	On July 27, 2006, each of the following non-employee directors was granted an option to purchase 10,000 shares of our common stock, at a price of $46.84 per share, which was the closing sale price of our common stock on such date as reported on the NASDAQ Global Select Market: M. Richard Asher; Leonard S. Coleman; Gary M. Kusin; Gregory B. Maffei; Timothy Mott; Vivek Paul; and, Linda J. Srere. On the same day, Richard A. Simonson, a non-employee director, was granted an option to purchase 25,000 shares of our common stock at a price of $46.84 per share, which was the closing sale price of our common stock on such date as reported on the NASDAQ Global Select Market;

•	On August 1, 2006, each of the following non-employee directors received shares in lieu of cash compensation for service on EA’s Board of Directors: M. Richard Asher received 384 shares; Leonard S. Coleman received 385 shares; Richard A. Simonson received 248 shares; Linda J. Srere received 385 shares; and, Vivek Paul received 355 shares. All shares were granted at a price of $46.52 per share, which was the closing sale price of our common stock on such date as reported on the NASDAQ Global Select Market; and

•	On August 2, 2006, M. Richard Asher disposed of 6,000 shares at a price of $48.90 per share. The sale was effected on the NASDAQ Global Select Market pursuant to a Rule 10b5-1 trading plan established by Mr. Asher on August 29, 2005.

Except as described in this offer to exchange and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and other than outstanding options and other awards granted from time to time to certain of our employees (including executive officers) and our directors under our compensation and incentive plans, neither we nor any person controlling us nor, to our knowledge and based on transactions which have been publicly reported, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

Section 12. Status of Options Accepted by Us in the Offer; Accounting Consequences of the Offer.

Options that we acquire and cancel through the offer will be used for the issuance of the restricted stock rights granted under option exchange program, and up to an additional 7,000,000 of the shares subject to those canceled options will be returned to the pool of shares available future issuance under the 2000 Plan. Any shares in excess of the foregoing will not be returned to the 2000 Plan.

Unlike stock option grants, which prior to April 1, 2006 had no impact on our earnings, restricted stock rights carry with them a significant expense for financial accounting purposes. Effective with our fiscal year commencing on April 2, 2006, we have adopted the provisions of Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), on accounting for share-based payments; which requires recognition of expense for both stock option grants and restricted stock rights based on their estimated fair value as of the date of grant. Under SFAS No. 123R, to the extent the fair value of each award of restricted stock rights granted to employees exceeds the fair value of the stock options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the restricted stock rights, will be recognized by EA as an expense for compensation. This expense will be recognized ratably over the vesting period of the restricted stock rights in accordance with the requirements of SFAS No. 123R. In the event that any of the restricted stock rights are forfeited prior to their vesting due to termination of employment, the expense for the forfeited restricted stock rights will be reversed and will not be recognized. Because we do not anticipate issuing any restricted stock rights having a fair value in excess of the fair value of the stock options surrendered, we do not expect to recognize any incremental compensation cost as a result of this offer.

Section 13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the options or restricted stock rights as described in the offer. If any other approval or action should be required, we presently intend to seek that approval or take that action. This could require us to delay the acceptance of options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the offer to accept exchanged options and to issue restricted stock rights is subject to the conditions described in Section 7.

Section 14. Material U.S. Federal Income Tax Consequences.

The following is a description of the material U.S. federal income tax consequences of the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to in this Section as the “Code”), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof. We have not obtained a tax ruling or other confirmation from the U.S. Internal Revenue Service (which, we refer to as the “IRS”) with regard to this information, and it is possible that the IRS may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock award is granted or the restricted stock award vest.

If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other income and social insurance tax consequences which may apply to you. We recommend that you consult your own tax advisor to discuss the consequences to you of participating in the offer.

We recommend that you consult your own tax advisor with respect to the consequences of participating in the offer under state, local and non-U.S. tax laws, as well as tax consequences arising from your particular personal circumstances.

Option Exchange and Grant of Restricted Stock. We believe that you will not be subject to current U.S. federal income taxation if you elect to keep your eligible options. We do not believe that there will be any immediate U.S. federal income tax consequences of receiving a restricted stock award in exchange for your eligible options if you are subject to U.S. income taxation.

Vesting of Restricted Stock. When shares of restricted stock granted to you vest, you will generally recognize ordinary income equal to the fair market value of the shares that become vested. We will determine the fair market value of the shares based on the closing price of our common stock as reported on the NASDAQ Global Select Market on the applicable vesting date, or if not reported on such date, on the last day such closing price was reported. Generally, we will be entitled to a tax deduction equal to any amount recognized as ordinary income by you with respect to your vested shares.

Waiver by U.S. Employees of Right to Make Election Under Section 83(b). If you are an employee subject to United States income taxation who is eligible and elects to participate in the offer, you will receive shares of restricted stock in exchange for options that EA accepts for cancellation. By filing an election with the IRS under Section 83(b) of the Internal Revenue Code (a “Section 83(b) election”) not later than 30 days after the date of the transfer of the shares to you, you would be taxed at the time and in an amount determined by the fair market value of the shares when the shares are transferred to you, rather than at the time and in an amount determined by the fair market value of the shares when they become substantially vested. However, as a condition to your acceptance of and participation in the offer, EA is requiring you to waive any right you would otherwise have to make a Section 83(b) election. By accepting this offer, you agree that you will not make a Section 83(b) election with respect to any shares of restricted stock you receive pursuant to this offer. Should you attempt to make a Section 83(b) election, you will immediately forfeit all of the restricted shares to which that election pertained.

Subsequent Sale of Shares. Your tax basis in the shares granted to you will be equal to the fair market value on the date of vesting (that is, equal to the amount of ordinary income you recognize), and the capital gain holding period will commence upon the day following date on which the shares vested. Your subsequent disposition of the stock will ordinarily result in a capital gain or loss in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the shares that are disposed. If you dispose of shares of common stock after you have held the shares for more than one year, such capital gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by individuals are subject to a more favorable rate of tax (currently, a maximum rate of 15%) than ordinary income. There are limitations imposed on the ability of individuals to deduct capital losses against their ordinary income.

Tax Withholding. At the time you recognize ordinary income, we will have an income and employment tax (e.g., FICA) withholding obligation with respect to that income, much like the obligation that arises when we pay you your salary or a bonus. This ordinary income resulting from the vesting of your restricted stock will be reflected on your year-end Form W-2 reported to the Internal Revenue Service. The income tax withholding may be insufficient to cover your final income tax liability with respect to the shares issued to you. You should consult with your own tax advisor to determine whether you should make estimated tax payments for the year in which you recognize ordinary income under your restricted stock award.

We intend to provide for the satisfaction of the tax withholding requirements by withholding from the number of shares of our common stock that would otherwise be released to you upon vesting under your restricted stock award a number of shares (rounded up to the next whole share) determined by multiplying the number of shares becoming vested by the combined minimum statutory income and employment tax withholding rates applicable to you. If for any reason, we are prevented from satisfying our tax withholding obligations in full or in part through this share withholding procedure, you would be required to pay by personal check any additional required withholding tax. In addition, you will authorize us to withhold from your first paycheck (and subsequent paychecks if necessary) following the vesting date, or to instruct E*TRADE to sell on your behalf a number of shares in an amount sufficient to satisfy any unsatisfied portion of your required tax withholding.

If your employment with us is terminated for any reason after you have received shares of common stock but before you have satisfied your income and employment withholding tax obligation, you will authorize us to instruct E*TRADE to sell on your behalf a number of shares sufficient to satisfy your income and employment tax obligation, and we will deduct the entire amount of any remaining tax obligation from your final paycheck.

Section 15. Considerations Specific to Eligible Employees Outside of the United States.

If you are eligible to participate in the offer and reside outside of the United States, you are subject to the terms of the offer as described in this offer to exchange. Generally, all employees worldwide are eligible to participate in this offer. However, due to restrictions arising under the local laws of certain countries, we are excluding employees who are residents of China, Belgium or Denmark.

International employees should refer to Appendix B (“Guide to International Issues”) to this offer to exchange for a discussion of the tax, social insurance and other legal consequences of accepting or rejecting the offer under various foreign laws. If you are an employee who is a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability in a foreign jurisdiction and you participate in this offer, you may be liable for income and social insurance tax on the restricted stock units or the shares of our common stock to be issued in settlement of those awards or in connection with the grant of shares of restricted stock to you. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described under “Tax Withholding” in Section 14 above. In addition, you may have exchange control reporting obligations.

General summaries of the tax, social insurance and certain other legal implications of participating in the offer for employees outside of the United States can be found in Appendix B of this offer to exchange. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore recommend that you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other income and social insurance tax consequences which may apply to you. Again, you should consult your own tax advisor to discuss these consequences.

Before accepting the offer, we recommend that you consult with your own tax advisor to determine the income and social contribution tax consequences of participating in the offer.

Section 16. Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral, written or electronic notice of such extension to the option holders or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration date of the offer to terminate or amend the offer and postpone our acceptance and cancellation of any options that you elect to exchange upon the occurrence of any of the conditions specified in Section 7 of this document by giving oral, written or electronic notice of such termination or postponement to you or by making a public announcement thereof. Notwithstanding the foregoing, we will pay the consideration offered or return the options elected for exchange promptly after termination or withdrawal of the offer to exchange.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect.

Amendments to the offer may be made at any time and from time to time. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date. Any amendment of the offer will be disseminated promptly in a manner reasonably designed to inform option holders of the change. Without limiting the manner in which we may choose to disseminate any amendment of this offer, except as required by law, we have no obligation to publish, advertise, or otherwise communicate any dissemination.

If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer. Except for a change in the amount of consideration or change in percentage of securities sought, the amount of time by which we will extend the offer following a material change in the terms of the offer or information concerning the offer will depend on the facts and circumstances, including the relative materiality of the information. If we decide to take any of the following actions, we will notify you and extend the expiration date to the tenth business day after the date of the notice (unless the expiration date as originally scheduled is already on or after the tenth business day):

•	we increase or decrease the per share exchange value of the options (i.e., increase or decrease what we will give you in exchange for your options);

•	we change the type of options eligible to be tendered for exchange in the offer; or

•	we increase the number of options eligible to be tendered for exchange in the offer such that the common shares underlying the increased options exceed 2% of the common shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

A “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Section 17. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for asking option holders to exchange options under this offer.

Section 18. Additional Information.

With respect to the offer, we have filed with the U.S. Securities and Exchange Commission (the “Commission”) a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that, in addition to this offer to exchange, the Election Form and the Notice of Withdrawal, you review the Schedule

TO, including its exhibits, before deciding whether or not to exchange your options. We are subject to the informational filing requirements of the Securities Exchange Act of 1934 and, in accordance with that act, are obligated to file reports, proxy statements and other information with the U.S. Securities and Exchange Commission relating to our business, financial condition and other matters. Such reports, proxy statements and other information include the following, which are incorporated herein by reference:

•	our Annual Report on Form 10-K for our fiscal year ended March 31, 2006, filed with the Commission on June 12, 2006;

•	our definitive proxy statement for our 2006 annual meeting of stockholders, filed with the Commission on June 30, 2006 and supplemental proxy statements filed with the Commission on June 30, 2006 and July 13, 2006 respectively; and

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2006, filed with the Commission on August 8, 2006;

•	our Current Reports on Form 8-K filed with the Commission on May 30, 2006, June 1, 2006, July 13, 2006, August 2, 2006 and August 10, 2006;

•	the description of our common stock contained in the EA’s Registration Statement on Form 8-A, together with any other amendments or reports filed for the purpose of updating such description;

and any amendment or report filed for the purpose of updating such descriptions may be examined, and copies may be obtained, at the U.S. Securities and Exchange Commission’s public reference room in Washington, D.C. You may obtain information on the operation of the public reference room by calling the U.S. Securities and Exchange Commission at 1-800-732-0330. Our filings are also available to the public on the U.S. Securities and Exchange Commission’s Internet site at http://www.sec.gov and our website at http://www.ea.com.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “ERTS”, and our filings with the Commission can also be read at the offices of the NASDAQ Global Select Market.

We will also provide without charge to each person to whom a copy of this offer to exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may request by writing to Stock Administration, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, USA, or telephoning at +1 (650) 628-2600 between the hours of 9:00 a.m. and 5:00 p.m., U.S. Pacific Time.

As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.

The information contained in this offer to exchange about EA should be read together with the information contained in the documents to which we have referred you.

Section 19. Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this offer with respect to your options. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange Restricted Stock or Restricted Stock Units for Outstanding Stock Options and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by EA.

Section 20. Forward-Looking Statements.

Our reports filed with the Commission referred to above include forward-looking statements which reflect EA’s views as of the time of the filing of the respective reports with respect to future events and financial performance. All statements, other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position made in our reports filed with the Commission, are forward-looking. For example, statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause EA’s results to differ materially from its expectations include the following: the timely release of next-generation hardware; the availability of an adequate supply of current-generation and next-generation hardware units (including the Microsoft Xbox 360, Sony PlayStation 3 and Nintendo Wii); EA’s ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of EA’s products; competition in the interactive entertainment industry; EA’s ability to manage expenses during fiscal year 2007; EA’s ability to attract and retain key personnel; changes in EA’s effective tax rates; adoption of new accounting regulations and standards; potential regulation of the EA’s products in key territories; developments in the law regarding protection of EA’s products; fluctuations in foreign exchange rates; the EA’s ability to secure licenses to valuable entertainment properties on favorable terms and other factors described in EA’s Annual Report on Form 10-K for the year ended March 31, 2006. These forward-looking statements speak only as of the date such reports were filed with the Commission. EA assumes no obligation and does not intend to update these forward-looking statements, except as otherwise required by the applicable federal securities laws.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

August 16, 2006	Electronic Arts Inc.

APPENDIX A

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS

OF

ELECTRONIC ARTS INC.

The directors and executive officers of Electronic Arts Inc., their positions and offices held as of August 16, 2006 are set forth in the following table:

Name	Positions and Offices Held
Directors:

M. Richard Asher	Director

Leonard S. Coleman	Director

Gary M. Kusin	Director

Gregory B. Maffei	Director

Timothy Mott	Director

Vivek Paul	Director

Richard A. Simonson	Director

Linda J. Srere	Director

Executive Officers:

Lawrence F. Probst III *	Chairman and Chief Executive Officer

V. Paul Lee *	President, Worldwide Studios

Gerhard Florin *	Executive Vice President, General Manager, International Publishing

David P. Gardner	Executive Vice President, Chief Operating Officer, Worldwide Studios

Frank D. Gibeau	Executive Vice President, General Manager, North America Publishing

Warren C. Jenson *	Executive Vice President, Chief Financial and Administrative Officer

Joel Linzner	Executive Vice President, Business and Legal Affairs

Nancy L. Smith *	Executive Vice President, General Manager, The Sims Franchise

Kenneth A. Barker	Senior Vice President, Chief Accounting Officer

Stephen G. Bené	Senior Vice President, General Counsel and Corporate Secretary

Mitch Lasky	Senior Vice President, EA Mobile

Gabrielle Toledano	Senior Vice President, Human Resources

*	These individuals were identified as a “named executive officer” in the Company’s proxy statement dated June 30, 2006, and thus, are ineligible to participate in this option exchange offer.

The address of each director and executive officer is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, USA. The telephone number for each director and executive officer is +1 (650) 628-1500.

A-1

APPENDIX B

GUIDE TO INTERNATIONAL ISSUES

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN AUSTRALIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Australia. This summary is based on EA’s understanding of the law in effect in Australia as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Australia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The following summary assumes that you did not make the election to be taxed on the grant of the eligible options and that the eligible options were “qualifying rights.” If you elected to be taxed on receipt of the eligible options, you should contact your personal tax advisor regarding the resulting tax consequences.

If you accept the offer to cancel your eligible options for a grant of restricted stock units after cancellation of your eligible options, the cancellation will be viewed as a disposition of your eligible options, which gives rise to a taxable event. The eligible options will be disposed of in consideration of the restricted stock units.

You likely will be taxed in the income year of the cancellation on the market value (defined below) of the eligible options as at the date of the cancellation. This result will occur unless you made the election to be taxed in the income year the eligible options were granted. If you made the election to be taxed at grant, you may be eligible for a capital loss on the disposal of the eligible options. You should contact your personal tax advisor if you made this election.

Market Value of Eligible Options

The market value of the eligible options at the time of cancellation is determined as the higher of:

(i) the market value of the underlying shares1 at the date of cancellation less the exercise price; and

(ii) the value determined in accordance with a statutory formula. This value is based on the exercise price, market value of shares and the exercise period or term of the option.

[1]	Under Australian taxation law, on the relevant day, the market value of a share that is listed on an approved stock exchange is:

(a) if there is at least one transaction on the stock exchange in the shares in the one-week period up to and including that day, the market value is the weighted average of prices at which those shares were traded on that stock exchange during the one-week period up to and including that day; or

(b) if there were no transactions in the shares on that stock market in that one week in the shares:

(i) the last price at which an offer was made on that stock exchange in that period to buy such a share; or

(ii) if no such offer was made, the value of the shares that would be determined for unlisted shares (i.e., a valuation by a qualified valuer or as approved by the Commissioner of Taxation).

As the eligible options are underwater options, the statutory formula will apply. Note that where the market value (as defined under Australian taxation law) of the underlying shares of an eligible option at the time of cancellation is less than 50% of the exercise price, the market value of the eligible option under the statutory formula will be nil. For example, if the market value of a share underlying the option is $40 and the exercise price is $100, the market value of the option using the statutory formula will be nil. In these circumstances, no tax will be payable on at the time of the option cancellation. In other circumstance, the result of the statutory formula will vary and employees should speak with their personal tax advisor for details on how the formula will apply to their particular situation.

Grant of Restricted Stock Units

The following taxation summary assumes that the restricted stock units will constitute “qualifying rights” for taxation purposes.2

You will be subject to taxation on the grant of the restricted stock units in the income year of their acquisition only if you make an election to that effect (“Election”). If you make an Election, you will be taxed on the market value of the restricted stock units on the day of grant. The market value of a restricted stock unit is the greater of:

(i) the market value of the underlying shares of common stock which your restricted stock units relate to at grant; or

(ii) the market value of the restricted stock unit determined in accordance with a statutory formula.

Assessment Time

If you do not make an Election, you will be taxed in the income year in which the earliest of the following occurs (the “Assessment Time”):

(i) when you dispose of the restricted stock units (other than by acquiring shares at vesting, or through a take-over or restructuring that qualifies for roll-over relief);

(ii) when you cease employment with EA and its subsidiaries (unless the cessation of employment was due to a take-over or restructuring that qualifies for roll-over relief);

(iii) the acquisition of shares on the vesting date; or

(iv) 10 years after the grant of the restricted stock units.

The amount included in your assessable income in the income year of the Assessment Time will be:

(a) if you dispose of the restricted stock units or the acquired shares in an arm’s length transaction within 30 days after the Assessment Time – you will be subject to tax on the amount or value of any consideration received for the disposal; or

(b) in any other case – you will be subject to tax on the market value (as defined under Australian taxation law) of the restricted stock units at the relevant Assessment Time.

If you cease employment with EA and its subsidiaries prior to the vesting date of some or all of the restricted stock units and the restricted stock units do not vest upon termination of employment, you may be treated as if you never

[2]	Restricted stock units will be qualifying rights if all of the following conditions are satisfied:

(i) The plan must be to acquire rights to acquire shares of common stock in the employer company or a holding company of the employer company in the form of restricted stock units. Broadly, a company is a holding company in relation to another company if the first company controls the composition of the other company’s board, is in a position to cast or control the casting of 50% or more of the maximum number of votes that might be cast at a general meeting, or holds more than 50% of the issued share capital of the other company.

(ii) Immediately after the grant of the restricted stock units, the employee must not hold a legal or beneficial interest in more than 5% of the shares in the company.

(iii) Immediately after the grant of the restricted stock units, the employee must not be in a position to cast, or control the casting of, more than 5% of the maximum number of votes that might be cast at a general meeting of the company.

acquired the restricted stock units. If you have been subject to taxation prior to this date, you may apply to the Commissioner of Taxation to amend the relevant year’s tax return and obtain a refund of the tax paid in relation to the restricted stock units.

Sale of Shares

If you acquire shares upon vesting of the restricted stock units, you may also be subject to capital gains tax when you subsequently sell the shares unless you dispose of the shares in an arm’s length transaction within 30 days of the relevant Assessment Time and you did not make an Election in the relevant year (in which case your tax treatment will be limited to the income tax consequences described above).

The taxable amount included in assessable income in the year of an arm’s length transaction will be:

(i) where you have held the shares for less than one year – the difference between the sale price and the cost base of the shares; or

(ii) where you have held the shares for at least one year – one half the difference between the sale price and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made an Election, then the cost base of the shares will be the market value (as defined under Australian taxation law) of the restricted stock units at the date of grant.

If you did not make an Election, then the cost base of the shares will be the market value (as defined under Australian taxation law) of the restricted stock units at the relevant Assessment Time.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Australia and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Australian income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the options are exchanged, or when the restricted stock units are granted or vest. It is your responsibility to report on your tax return and pay any tax liability and any Medicare levy in relation to the exchange of the options, the restricted stock units and any shares issued to you at vesting. It is also your responsibility to report and pay any tax liability resulting from the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Securities Law Information

To ensure that the grant is exempt from any securities prospectus and registration requirement in Australia, your restricted stock units and underlying shares will be granted in compliance with ASIC Class Order 03/184. To comply with the Class Order exemption requirements, your restricted stock units will subject to the terms and conditions of the Australian Addendum to the 2000 Plan, a copy of which will be made available to you when the restricted stock units are granted.

Furthermore, if you acquire shares of common stock when your restricted stock units vest and you offer your shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN AUSTRIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Austria. This summary is based on EA’s understanding of the law in effect in Austria as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Austria with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

A tax exemption up to €620 or a flat 6% tax rate may be available if the restricted stock units can be characterized as a non-recurring additional payment to you. Your total non-recurring additional payments, including income derived from restricted stock units, will be tax exempt up to €620. If 1/6 of your total annual regular income is less than €2,000, any additional income up to €2,000 is tax exempt. If your total non-recurring additional payments, including income derived from restricted stock units, exceed €620, the excess will be subject to 6% flat income tax up to 1/6 of your total annual regular income (assuming that 1/6 of your total annual regular income exceeds €2,000).

For example, if you receive annual regular income of €60,000, 1/6 of this income would be €10,000. Generally, any non-recurring additional payment in one calendar year up to €10,000 would be taxed at a flat 6%. However, any non-recurring additional payments from the same employer, up to €620, are tax exempt. As €10,000 is more than €2,000, no further tax exemption is available for your additional payments. Therefore, any non-recurring additional payments from the same employer above €620, up to €10,000, are taxed at a flat 6% rate. If you receive non-recurring additional payments exceeding €10,000, any excess amount will be taxed at the regular income tax rates. Please note that this preferential tax regime may not be applicable to the income derived from restricted stock units if you have already used the exemptions for the 13th and 14th monthly salary regularly paid in Austria.

Sale of Shares

If you acquire shares upon vesting of the restricted stock units, you may be subject to tax when you subsequently sell the shares if you sell the shares within 12 months of the date of vesting. You will be subject to tax on any gain you realize, provided the total gain from the sale of the shares (and the sale of other moveable property) within one year after their acquisition and from the sale of real estate within 10 (and in certain cases 15) years after its acquisition exceeds €440 in any given calendar year. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting. If you hold the shares at least 12 months, you will not be subject to tax when you subsequently sell the shares.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Austria and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Austrian income tax for the United States federal tax withheld. Dividends may be tax exempt if they do not exceed €22 in any given calendar year.

Withholding and Reporting

Under current laws, withholding and reporting for income tax and social insurance contributions (subject to the applicable contribution ceiling) are required when you vest in the restricted stock units, except to the extent that the exemptions for income tax (which also apply to social insurance contributions) apply. If required to do so, your employer will report and withhold on your taxable income at vesting to the Austrian tax authorities. You are, however, ultimately responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

OTHER INFORMATION

Exchange Control Information

If you hold shares outside Austria (even if you hold them outside of Austria with an Austrian bank), a reporting duty to the Austrian National Bank applies. The reporting date is as of December 31 of each year, and the report must be filed on or before March 31 of the following year. An exemption applies if the value of the securities as of any given quarter does not exceed €30,000,000, or as of December 31 does not exceed €5,000,000. The report should be filed at the following postal address: Österreichische Nationalbank, Büro für Devisenstatistik, Postfach 61, 1011 Wien. The forms can be obtained at the Austrian National Bank:

Österreichische Nationalbank

Otto-Wagner-Platz 3

1090 Wien

Tel: +43 1 404 20-0

Fax: +43 1 404 20-94 00

When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. A separate reporting requirement applies to an employee’s non-Austrian cash accounts. If the transaction volume of all the employee’s cash accounts abroad exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month with the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN BRAZIL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Brazil. This summary is based on EA’s understanding of the law in effect in Brazil as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Brazil with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you at vesting. Although the social insurance treatment of restricted stock units is uncertain in Brazil, under the current practice of the authorities, social insurance contributions likely will not be due upon vesting of your restricted stock units.

Sale of Shares

If you acquire shares upon vesting of the restricted stock units, you may be subject to tax when you subsequently sell the shares. The taxable amount is the difference between the sale price and the fair market value of the shares on the date of vesting. You may be exempt from capital gains tax if the proceeds from the sale of the shares in the month of sale (in combination with the sale proceeds from any other securities sold during the month) is less than the exempt amount. The exempt amount is set at BRL$35,000 (for 2006), although the exempt amount with respect to the sale of shares of EA may be limited to BRL$20,000 (because EA shares are traded on a stock exchange outside of Brazil). As this is uncertain, we recommend that you consult with your personal tax advisor to obtain more information on the exempt amount applicable to you. If the BRL$35,000 exemption (or, if applicable, the BRL$20,000 exemption) is exceeded for the relevant month, the entire gain is subject to tax (not just the amount exceeding BRL$35,000, or, if applicable, BRL$20,000).

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid with respect to the shares will be classified as investment income and subject to tax in Brazil. In addition, any dividends paid will be subject to United States federal withholding tax. However, you may be entitled to a foreign tax credit against your Brazilian income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when your restricted stock units vest. You are responsible for including all information concerning your restricted stock units and any shares issued to you at vesting or sold by you (e.g., the date you sell your shares, the value received for the shares, the capital gains received (even if you are exempt from the capital gains tax)) on your annual income tax return and for paying all applicable taxes.

OTHER INFORMATION

Exchange Control Information

If you hold assets and rights outside of Brazil with an aggregate value exceeding US$100,000, you must prepare and submit a declaration of such assets and rights held outside of Brazil to the Central Bank on an annual basis. The assets and rights that must be reported include shares of EA.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock for eligible employees subject to tax in Canada. This summary is based on EA’s understanding of the law in effect in Canada as of July 31, 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Canada with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the provincial or other tax laws that may be relevant to you in light of your particular circumstances; nor is it intended to be applicable in all respects to all categories of eligible employees. It should be noted that, although most provinces use the same definitions of income and taxable income as is used at the federal level, certain provinces impose their own income tax through comprehensive tax legislation. Please note that tax laws change frequently, and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock is granted, the restricted stock vests or you sell shares acquired upon vesting of the restricted stock.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The Income Tax Act of Canada (the “Act”) generally does not provide for a tax-free exchange of stock options for restricted stock. Accordingly, at the time of the exchange, you will be considered to have disposed of your options and recognized income equal to the value of the restricted stock. However, if your existing options qualify for favorable tax treatment in Canada (see discussion below), you will be entitled to deduct one-half of the amount of the income in computing your taxable income. For example, if your underwater options are exchanged for $50 of restricted stock, you will include the $50 in computing your income from the exchange; but you will deduct $25 in computing your taxable income so that you are taxed only on $25 of income. As described below, the Company will withhold shares (issued as vested shares) in an amount intended to satisfy its tax and social insurance withholding obligation on your taxable income from the exchange and then issue the remaining restricted stock to you. For instance in the above example, the Company may withhold $12 of stock (assuming that would cover the taxes due on the $25 of taxable income) and pay your withholding tax. For the purpose of computing the fair market value of the restricted stock, the Company will apply standard valuation techniques. The amount withheld may or may not cover the amount of taxes ultimately due by you in connection with the exchange and you will be responsible for paying any additional amount of taxes due on the exchange that are not covered by the tax withholding.

If you fail to meet the conditions for vesting of the restricted stock, you will forfeit to the Company any unvested restricted stock that was issued to you (but not the shares withheld to pay your withholding tax). It is uncertain whether you will be entitled to recognize a capital loss or take a tax deduction in respect of those shares. Please check with your tax advisor for further consultation on the tax consequences if you do not vest in the restricted shares.

Treatment of your Eligible Options

Your existing eligible options likely qualify for favorable tax treatment in Canada. In particular, you should be able to exclude one-half of the income you realize upon exercise of the option (i.e., the difference between the exercise price you pay and the fair market value of the shares at exercise) from taxation. Furthermore, you should be able to defer taxation on the remaining one-half of option income until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer to the extent your options are not worth more than C$100,000 per year of vesting (calculated based on the fair market value of the shares subject to the option at grant).

Before you decide to participate in the offer, you should carefully consider the impact of the favorable tax treatment on your eligible options.

Vesting of Restricted Stock

You will not be required to include any additional amount in computing your income for the year in which your restricted stock vests.

Sale of Shares

When you subsequently sell the stock acquired upon vesting of the restricted stock, you will be subject to income tax at your marginal tax rate on any taxable capital gain you realize. The taxable capital gain will be calculated as one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the amount you included in income as a result of the exchange of options/acquisition of the restricted stock, subject to averaging to the extent identical shares are held) less any brokerage fees. In the above example if you sold the shares for $60, you would have a capital gain of $10 ($60-$50) of which $5 is taxable.

One-half of any loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Dividends

You may be entitled to receive dividends on the restricted stock if the Board of Directors of the Company, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Canada and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Canadian income tax for the United States federal tax withheld.

Social Security

Your employer will withhold on account of Canada/Quebec pension plan and any other required taxes as required by law and to the extent you have not exceeded the applicable maximum earnings.

Withholding and Reporting

Your employer will report as a benefit to you its determination of the value of the restricted stock on the T4 it issues to you in respect of the year. It will withhold tax and social security contributions by withholding shares from your grant of restricted stock as required. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which your restricted stock was granted. As noted above, you may have additional withholding with regard to the exchange, and you will be responsible for paying any additional amount of taxes due on the exchange that are not covered by the tax withholding. It is your responsibility to pay tax on the income arising from the sale of shares and the receipt of any dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE CZECH REPUBLIC

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the Czech Republic. This summary is based on EA’s understanding of the law in effect in the Czech Republic as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in the Czech Republic with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You likely will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You likely will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares on the date of vesting. You will likely not be subject to social insurance or health insurance contributions when your restricted stock units vest.

Sale of Shares

If you acquire shares upon vesting of the restricted stock units, you may be subject to tax when you subsequently sell the shares, unless you have held the shares for at least six months. If you hold the shares for less than six months, you will be taxed on the difference between the sale price of the shares and the fair market value of the shares at vesting. If you hold the shares for more than six months after the vesting date, any gain you realize upon sale will not be subject to tax.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to tax in the Czech Republic and to United States federal withholding tax. You may be entitled to a foreign tax credit against your Czech income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the restricted stock units vest because your employer does not reimburse EA for the cost of the restricted stock units and is not otherwise involved with the administration of the 2000 Plan. Therefore it is your responsibility to report (in your annual tax return) and pay taxes resulting from the vesting of the restricted stock units, the subsequent sale of shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

Proceeds from the sale of shares can be held in a cash account abroad. Furthermore, you no longer have to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies you that such reporting is required.

However, upon request of the CNB, you may need to file a notification within 15 days of the end of the calendar quarter in which you acquire shares.

Because exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the sale of shares to ensure compliance with current regulations. It is your responsibility to comply with Czech exchange control laws, and neither EA nor your employer will be liable for any resulting fines or penalties.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN FINLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Finland. This summary is based on EA’s understanding of the law in effect in Finland as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Finland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax at your normal marginal income tax rate and to social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. Furthermore, you may be subject to church tax on this amount.

Sale of Shares

If you acquire shares upon vesting of the restricted stock units, you may be subject to tax when you subsequently sell the shares. The taxable gain will be calculated as the difference between the sale proceeds and the fair market value of the shares at vesting. When determining the applicable capital gain, you may deduct from the sale proceeds either: (i) the acquisition cost of the shares (which will be nil), the amount for which you were taxed in connection with the vesting of the restricted stock units, and any other costs in connection with the gain; or (ii) 20% of the sale proceeds (40% if the shares are held at least ten years).

Wealth Tax

Finnish wealth taxation has been abolished. No wealth tax is levied as of 2006.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Finland and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Finnish income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions when your restricted stock units vest. It will be your responsibility to report and pay any taxes resulting from the sale of shares or receipt of any dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in France. This summary is based on EA’s understanding of the law in effect in France as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

It is intended that the restricted stock units granted to you as a result of your participation in the offer be eligible for the favorable income tax and social security treatment in France applicable to shares granted for no consideration under the Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code. To qualify for the favorable treatment, your restricted stock units will vest and the shares underlying your restricted stock units may be sold only after the expiration of the applicable vesting requirement and restriction upon sale.

This means that, except as otherwise provided in your grant materials, your restricted stock units will not begin vesting until at least the second anniversary of the grant date of the restricted stock units. (Please note that the grant date is the date on which EA cancels the eligible options and grants restricted stock units to you, and not August 1.) Furthermore, you may not sell the shares issued to you upon vesting for an additional two years from the date on which vested restricted stock units are converted into shares of common stock. Please carefully consider these vesting requirements and restriction upon sale (which differ from the treatment of restricted stock units granted to eligible employees in other countries) before you decide to participate in the offer. A more detailed description of the terms of the French-qualified restricted stock units is included below.

In addition, some or all of your eligible options may qualify for favorable income tax and social security treatment in France, provided they have been granted in accordance with the rules and restrictions applicable to French-qualified options. Please note that, if you participate in the exchange, the vesting requirements and restriction on sale for French-qualified restricted stock units apply to your restricted stock unit grant, regardless of whether you exchange nonqualified or French-qualified options. Finally, please note that the favorable tax and social security treatment available for French-qualified options is similar, but not identical, to the favorable treatment applicable to French-qualified restricted stock units. Therefore, we recommend that you consult with your personal tax advisor on the difference in tax and social security treatment before you decide to participate in the offer.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will not be subject to income tax or social security contributions when the restricted stock units vest and shares are issued to you, provided the minimum vesting period required for French-qualified restricted stock units is satisfied, that is, generally at least a two-year vesting period from the grant date.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to tax on the gain you realize. Provided the vesting period and restriction upon sale were duly satisfied, you will not be subject to social security contributions. Your gain will be divided into two portions: the gain at vesting equal to the fair market value of the shares at the time of vesting and the capital gain, if any, equal to the difference between the net sale price of the shares and the fair market value of the shares at the time of vesting.

(1) Gain at vesting: Provided your restricted stock units retain their French-qualified status, the fair market value of the shares on the vesting date will be taxed at a rate of 41% (i.e., 30% income tax plus 11% additional social taxes including 8.2% CSG, 0.5% CRDS, a 2% special social tax, and a 0.3% additional contribution to the special tax). Alternatively, you may elect for this income to be taxed at your marginal personal income tax rate (up to 40% for 2006) plus 11% additional social taxes.

(2) Capital gain: If the total gross proceeds from the sale of securities (including sales by members of your household) during the relevant calendar year exceed a certain amount, set annually (€15,000 for 2006), you must pay capital gains tax on the capital gain realized (i.e., the difference between the net sale price and the fair market value of the shares issued to you on the vesting date). Capital gains tax applies at the rate of 27% (i.e., 16% income tax plus 11% additional social taxes). You will not be subject to tax on capital gain if the gross proceeds from the sale of securities (including sales by members of your household) during the relevant calendar year do not exceed the set amount (€15,000 for 2006).

If the net sale price is less than the fair market value of the shares at the time of vesting, you will realize a capital loss. Provided the above €15,000 threshold is exceeded, such capital loss can be offset against capital gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against the gain at vesting nor against other types of income (such as salary).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends, if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in France and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your French income tax for the United States federal tax withheld.

Withholding and Reporting

There is currently no withholding obligation for your employer with respect to French-qualified restricted stock units. It is your responsibility to pay any taxes resulting from the vesting of your restricted stock units, the sale of your shares or the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

You may hold shares issued upon vesting of your restricted stock units outside of France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return.

TERMS OF NEW GRANT

Any French-qualified restricted stock units granted in the offer will be granted under the Rules of the Electronic Arts Inc. 2000 Equity Incentive Plan for the Grant of Restricted Stock Units to Qualifying Employees in France (the “French Plan”). The French Plan is a sub-plan of the 2000 Plan and has been adopted for the purposes of granting French-qualified restricted stock units. Under the French Plan, the following terms will apply to your new grant:

Vesting

The restricted stock units must be subject to a minimum two-year vesting period from the date of grant.3 The two-year period is a minimum vesting requirement.

The vesting period for the restricted stock units granted in France will be different than the vesting schedule for restricted stock units granted in other jurisdictions. The vesting schedule will be as follows:

(i) Options that are 50% or more vested on the date they are canceled will be replaced by restricted stock units vesting 100% after two years from the grant date.

(ii) Options that are less than 50% vested on the date they are canceled will be replaced by restricted stock units vesting 50% after two years from the grant date and 50% after three years from the grant date.

(iii) Options granted in 2006 will be replaced by restricted stock units vesting 50% after two years from the grant date, another 25% after three years from the grant date and the remaining 25% after four years from the grant date.

Please note that the vesting schedule for French-qualified restricted stock units will commence vesting on the grant date, not on August 1, 2006.

Restriction Upon Sale

After the restricted stock units have vested, you may not sell or otherwise transfer the shares issued to you at vesting. You must hold the shares for an additional two-year period from the date on which vested restricted stock units are converted into shares of common stock. Please note that the additional two-year restriction upon sale commences on the date on which vested restricted stock units are converted into shares of common stock regardless of whether the shares were subject to a two-year vesting period or a vesting period that was longer than the minimum two-year vesting period (i.e., the holding period for the shares commences on the respective vesting date). For example, if 50% of the shares vest on the second anniversary of the grant date (to meet the minimum vesting requirement), an additional 25% on the third anniversary and an additional 25% on the fourth anniversary, the first tranche of the shares (50%) may be sold starting on the second anniversary of the date on which the respective restricted stock units were converted into shares (i.e., on or shortly after the fourth anniversary of the grant date), the second tranche (additional 25%) may be sold starting on the second anniversary of the date on which the respective restricted stock units were converted into shares (i.e., on or shortly after the fifth anniversary of the grant date), and the last tranche (additional 25%) may be sold starting on the second anniversary of the date on which the respective restricted stock units were converted into shares (i.e., on or shortly after the sixth anniversary of the grant date).

Termination Due to Death

If you die while holding French-qualified restricted stock units, all restricted stock units held by you at the time of death are transferable to your heirs. Your heirs must request that the unvested restricted stock units become vested and non-forfeitable within six months following your death. If they do not request the vesting of the restricted stock units, the restricted stock units will be forfeited. As there is currently no exception to the holding period requirement under the law, your heirs would be obligated to hold the shares for a minimum of two years after the shares are issued to them. This may be amended in the future.

Closed Period Restrictions upon Sale

Under French law, shares received upon the vesting of French-qualified restricted stock units, once freely transferable after the minimum two-year restriction upon sale, are subject to certain “closed periods” during which the shares cannot be sold. The closed periods are as follows:

- Ten quotation (i.e., trading) days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the issuing company. For U.S. SEC reporting companies such as EA, this will include the publication of Form 10-Q and Form 10-K reports; and

[3]	Please note that, if you die, your heirs will have six-months to request the vesting of the restricted stock units. Please see discussion under “Termination Due to Death.”

- From the date that the company’s corporate management (i.e., the Board of Directors of EA and others involved in corporate governance) have received or become aware of information that could, if disclosed to the public, significantly impact the quotation price of the shares, until ten quotation days after the day such information is disclosed to the public.

The French tax authorities may discontinue the closed period restrictions upon sale in the future.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Germany. This summary is based on EA’s understanding of the law in effect in Germany as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Germany with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax at your marginal tax rate and to social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. The fair market value of the shares is determined on the date the shares are debited from EA’s books for issuance to you.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the income you receive at vesting the lesser of (i) €135, and (ii) 50% of the value of the shares subject to the restricted stock units on the date of vesting (per calendar year) because the income results from the acquisition of shares in your employer’s parent company at no cost. Please check the availability of this deduction with your tax advisor.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to tax provided that: (i) you own the shares for more than one year; (ii) you do not own 1% or more of EA’s stated capital (and have not owned 1% or more at any time in the last five years); and (iii) the shares are not held as business assets (this requirement should be met since you acquired the shares as an employee).

If you are subject to tax upon sale, you will be subject to tax on one-half of the gain as capital gain (less one-half of the sale-related expense). Furthermore, you will be subject to tax only if your total capital gain is €512 or more in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €512).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Germany and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your German income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer will report and withhold income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when your restricted stock units vest and shares are issued to you. Should there be a difference between the actual tax liability and the amount withheld, the tax office may assess additional taxes or refund excess taxes after review of your annual tax return. It is your responsibility to report and pay any taxes due as a result of the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

If you remit proceeds in excess of €12,500 into Germany, such cross-border payment must be reported monthly to the State Central Bank. This reporting is normally accomplished through the German bank involved in processing your payment. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must report your share holding on an annual basis in the unlikely event that you hold shares representing 10% or more of the total or voting capital of EA.

Securities Notice

For more information on the grant of restricted stock units under the 2000 Plan and the shares subject to the restricted stock units, please refer to the “Prospectus for the employees of certain European Economic Area (“EEA”) subsidiaries of Electronic Arts Inc.,” which was filed with and approved by the French Autorité des marchés financiers (AMF) on February 17, 2006. This prospectus, together with a German translation of its summary, has been made available to you, free of charge, at the corporate headquarters of Electronic Arts Inc., and may also be obtained by contacting your local HR department in Germany. In addition, the prospectus and the translation has been published online at EA World (EA’s internal intranet). The prospectus will also be available on the website of the AMF, www.amf-france.org.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN GREECE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Greece. This summary is based on EA’s understanding of the law in effect in Greece as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Greece with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares of common stock are issued to you. You will be taxed on the fair market value of the shares of common stock issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to tax on any gain you realize. However, you will be subject to a transfer tax of 0.15% of the sale price. You must provide evidence of the sale of shares and pay the applicable tax to the Greek tax authorities within two weeks of the month following the month the sale occurs.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Greece and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Greek income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions when the restricted stock units vest because your employer does not reimburse EA for the cost of the restricted stock units. It is your responsibility to report on your tax return and pay any tax liability and any social insurance contributions in relation to the restricted stock units and any shares issued to you at vesting. It is also your responsibility to pay the transfer tax resulting from the sale of shares and any tax due upon dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Hong Kong. This summary is based on EA’s understanding of the law in effect in Hong Kong as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Hong Kong with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

Although the tax treatment of restricted stock units is uncertain in Hong Kong, under current tax laws, you will likely not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will likely be subject to salaries tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will not be subject to Mandatory Provident Fund contributions upon vesting of your restricted stock units.

Sale of Shares

If you acquire shares upon vesting, you will not be subject to tax when you subsequently sell the shares.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will not be subject to tax in Hong Kong but will be subject to United States federal withholding tax.

Withholding and Reporting

Your employer is not required to withhold salaries tax. However, your employer will report your taxable benefit resulting from the vesting of the restricted stock units to the Hong Kong Inland Revenue Department. It is your responsibility to report the income from the vesting of the restricted stock units and the sale of shares on your personal tax return and to pay the applicable taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN HUNGARY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Hungary. This summary is based on EA’s understanding of the law in effect in Hungary as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Hungary with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax at your progressive tax rate and social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you at vesting. Since the restricted stock units are granted to you by EA, a non-Hungarian company, and not by your local employer, you must pay both the employee social insurance contributions and the employer social insurance contributions due on the taxable amount at vesting. In addition, in certain cases, if the restricted stock units vest after January 1, 2007, solidarity tax may be due on this amount. Please contact your tax advisor for further information.

Sale of Shares

When you subsequently sell the shares of common stock acquired upon vesting, you will be subject to tax on any gain you realize. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. When calculating this gain, the sale price must be verified by the issuer (i.e., EA) or the broker involved in the transaction.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax and social insurance contributions in Hungary and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your income tax in Hungary for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions when the restricted stock units vest. It is your responsibility to report on your tax return and pay any income tax or social insurance contributions due when your restricted stock units vest, when you sell shares issued to you at vesting or upon receipt of any dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in India. This summary is based on EA’s understanding of the law in effect in India as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in India with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

The following analysis assumes that you are an ordinary resident of India. If you are not an ordinary resident of India and/or if you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

You should not be subject to provident fund contributions or other social insurance contributions upon vesting of your restricted stock units.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to tax on any gain you realize. The taxable gain will be calculated as the difference between the sale price and the fair market value of the shares issued to you at vesting. If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, the gain will be treated as short-term gain which is included with your other income and taxed at your marginal tax rate.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in India and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Indian income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer will report and withhold income tax when your restricted stock units vest. However, it is your responsibility to pay any tax resulting from the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

You must repatriate all sale proceeds and any cash dividends to India and convert the proceeds into local currency within a reasonable period of time (but not later than 90 days after the sale or the receipt of any dividends, as applicable.) You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Italy. This summary is based on EA’s understanding of the law in effect in Italy as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Italy with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Fair Market Plan Exemption: Please note that as of July 4, 2006, the fair market value plan tax exemption which had been in effect for options granted before January 1, 1998 or after January 15, 2000 has been repealed by a recent decree. As a result, companies must start withholding income tax from the spread for option exercises occurring on or after July 4, 2006, unless another exemption applies.4 If the option was granted on or before July 4, 2006, the decree provides that no social insurance contributions are due on the exercise of the option. You should keep the tax consequences of eligible options in mind in deciding whether to participate in the exchange offer.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest. You will be taxed on the “fair market value” (as defined under Italian law) of the shares issued to you on the date of vesting. “Fair market value” is defined as the average price per share on the official stock exchange on which EA’s shares are traded during the period ending on the day that the restricted stock unit vests and shares are issued and starting on the same day of the preceding calendar month.

Sale of Shares

If you acquire shares upon vesting, you may be subject to capital gains tax when you subsequently sell the shares. The gain on the shares sold is calculated as the difference between the sale price and the value of the shares issued to you at vesting which has been previously subject to employment income taxation. The capital gain realized by you on the sale of the shares will be taxed at a rate of 12.5% since it is highly likely that the shares sold will be “non-qualified shareholdings.” A shareholding will be a “nonqualified shareholding” and thus subject to capital gains tax at the rate of 12.5%, if the shares sold represent less than 2% of the voting rights or less than 5% of the outstanding shares of EA common stock.

[4]	There is one other exemption that may apply to income from the exercise of options, which would be available if your options were granted between January 1, 1998 and January 15, 2000 and could be settled using only newly issued shares of EA common stock upon exercise.

In calculating capital gains tax, you may subtract any expenses incurred to produce the gain, except interest, and losses from the sale of any other non-qualified shareholding or from the sale of other capital investments. If losses exceed gains, the difference can be carried forward for the next four years. Capital gains (or losses) must be reported in your annual tax return and the applicable capital gains tax must be paid, together with the personal income tax.

If you sell a non-qualified shareholding (as defined above), you may also elect to be taxed under one of two alternative tax regimes (described below). To be eligible for either of these methods, you must keep the shares in the custody of a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit the shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gain for each transaction. The gain is calculated using the same method as described above. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, your broker pays the tax at the time of the transaction, so that capital gain is not included on your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit the shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares but on the net result of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year and it is not included on your individual tax return.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to withholding tax in Italy and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Italian tax for the United States federal tax withheld.

Withholding and Reporting

Your employer will be required to report and withhold income tax and social insurance contributions on the income you derive from the vesting of the restricted stock units.

It is your responsibility to report the capital gain derived from the sale of shares and any dividends received in your annual tax return and to pay the relevant tax.

OTHER INFORMATION

Exchange Control Information

Exchange control reporting is required if you transfer cash or shares to or from Italy in excess of €12,500 or the equivalent amount in U.S. dollars. You may be exempt from this formality if the payments are made through an authorized broker resident in Italy, as that entity would comply with the reporting obligation. In addition, exchange control reporting is required if you hold foreign investments outside of Italy in excess of €12,500 or the equivalent amount in U.S. dollars. If reporting is required, it must be done on your individual tax return.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Japan. This summary is based on EA’s understanding of the law in effect in Japan as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You may not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units. Please note, however, that the Japanese tax treatment of an option exchange for restricted stock units is uncertain because there are no specific tax provisions related to such an exchange. Therefore, we recommend that you check with your personal tax advisor on the potential tax consequences of the offer.

Grant of Restricted Stock Units

Although the tax treatment of restricted stock units is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will likely be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Based on a recent decision of the Supreme Court of Japan on the taxation of options, the income realized on the vesting of the restricted stock unit will likely be characterized as “remuneration income” and taxed at your marginal tax rate. However, as there is a chance that the Supreme Court decision with respect to options may not be applicable to the taxation of income realized under other employee equity awards, such as restricted stock units, we recommend that you consult with your personal tax advisor to obtain more information on the income classification issue.

You likely will not be subject to social insurance contributions upon vesting of your restricted stock units.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to tax on any gain you realize. The taxable gain will be calculated as the difference between the sale proceeds and your tax basis in the shares. Your tax basis will likely be the amount you recognize as income at vesting (i.e., the fair market value of the shares at vesting). Generally, you will be subject to capital gains tax at a flat rate of 20%. You may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%. The 10% temporary lower rate is in effect (until 2007) subject to conditions including: (1) the stock must be traded on a recognized exchange (i.e., the

NASDAQ Global Select Market); and (2) the stock must be sold through a securities broker registered in Japan. Please consult with your tax advisor to find out if you are eligible for a reduced rate and/or other favorable stock-related tax treatment.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid on the shares will be subject to income tax in Japan and also to United States federal withholding tax.

If the dividends are paid through a Japanese paying agent (i.e., a securities company in Japan), the paying agent will withhold Japanese income tax at a rate of 10% (as of April 1, 2003 and through March 31, 2008). The withholding rate after March 31, 2008 will be 20%.

You may be entitled to a foreign tax credit against your Japanese income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax on the exchange of options or the grant or vesting of your restricted stock units. It is your responsibility to report any income resulting from the exchange of options, grant or vesting of your restricted stock units, from the sale of shares or the receipt of any dividends and to pay the applicable taxes.

When you sell the shares acquired upon vesting of your restricted stock units, any capital gains or losses must be reported in that year. However, if your gross annual salary amount is ¥20,000,000 or less and if your total annual income other than remuneration income paid by your main employer and retirement income (for example, bank interest, capital gains and divided income) is ¥200,000 or less for that year, you are not required to report such income. Please consult with your tax advisor to find out if you are eligible for this general exemption from filing a tax return.

Please note that Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn income as a result of their participation in equity incentive plans, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

OTHER INFORMATION

Exchange Control information

If you are issued shares with a value that exceeds ¥100,000,000, you must file a report with the Ministry of Finance through the Bank of Japan within 20 days of receiving the shares (provided, however, that if you acquire the shares through a securities company in Japan, this requirement will not apply).

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Korea. This summary is based on EA’s understanding of the law in effect in Korea as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to tax on any gain you realize. The taxable gain will be calculated as the difference between the sale proceeds and the fair market value of the shares at vesting, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Korea and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Korean income tax for the United States federal tax withheld.

Withholding and Reporting

Because your employer does not reimburse EA for the cost of the restricted stock units, the taxable income recognized upon vesting of your restricted stock units will be considered Class B income. Your employer is not required to withhold or report income tax on such income. Instead, it would be your responsibility to report and pay any income tax on such income. If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax on the income earned as part of your Global Income Tax report which must be filed by May 31 of the year following the year in which vesting occurred.

Even if the income you earn upon vesting of the restricted stock units is considered Class B income for income tax purposes, your employer may be required to withhold any applicable social insurance contributions that may arise from the vesting of your restricted stock units.

Regardless of how the income recognized at vesting is characterized, you will be required to report and pay any taxes resulting from the sale of shares or the receipt of any dividends.

OTHER INFORMATION

Exchange Control Information

Exchange control laws require Korean residents who realize US$100,000 or more from the sale of shares or the receipt of any dividends to repatriate the proceeds to Korea within eighteen months of the sale or the receipt of the dividends, as applicable.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN LIECHTENSTEIN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Liechtenstein. This summary is based on EA’s understanding of the law in effect in Liechtenstein as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Liechtenstein with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares of common stock acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting, you will be subject to tax on any gain you realize when you subsequently sell the shares. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting. This gain will be taxed at your ordinary income tax rate.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Liechtenstein and also to United States federal withholding tax. You may be entitled to a foreign tax deduction against your Liechtenstein income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is required to withhold income tax and social insurance contributions when the restricted stock units vest. Your employer will also report the grant and vesting of the restricted stock units. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is your responsibility to pay and report any tax liability resulting from the sale of shares and the receipt of any dividends. If you do not sell the shares acquired at vesting, you must report to the tax authority all of your assets (including any shares) as property. This property is subject to the property tax and you are obliged to pay the respective property tax on the value of the shares held.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Mexico. This summary is based on EA’s understanding of the law in effect in Mexico as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Mexico with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. The social insurance treatment of restricted stock units is uncertain in Mexico. However, because your employer does not reimburse EA for the cost of the restricted stock units, it is likely that social insurance contributions do not apply.

Sale of Shares

If you acquire shares upon vesting, you will be subject to tax on any gain you realize when you subsequently sell the shares. The gain is calculated as the difference between the sale price and your tax basis in the shares. Your tax basis in the shares likely will be the amount you recognize as income at vesting.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Mexico and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Mexican income tax for the Unites States income tax withheld.

Withholding and Reporting

Your employer is not required to withhold or report income tax when your restricted stock units vest, because your employer does not reimburse EA for the cost of the restricted stock units. It is your responsibility to report and pay taxes resulting from the vesting of the restricted stock units, the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Policy Statement

The grant EA is making under the 2000 Plan is unilateral and discretionary and, therefore, EA reserves the absolute right to amend it and discontinue it at any time without any liability to you. Participation in the 2000 Plan is at the participant’s request and shall not be deemed as an employment relationship with EA.

This grant and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and EA, and it does not establish any rights between you and your employer.

La invitación que EA hace en relación con el 2000 Plan es unilateral y discrecional, por lo tanto, EA se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted. El ingreso al 2000 Plan será de acuerdo con la solicitud del participante, situación que no deberá entenderse como establecimiento de relación laboral entre el participante y EA.

Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y EA y tampoco establece derecho alguno entre usted y su empleador.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the Netherlands. This summary is based on EA’s understanding of the law in effect in the Netherlands as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in the Netherlands with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

For eligible vested options, there is a risk that you may be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units if this exchange is considered to be a deemed disposal of your vested eligible options. Please check with your personal tax advisor if tax applies under these circumstances.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to tax on any gain you realize, provided you hold less than 5% of EA’s outstanding shares.

Annual Investment Tax

Investment yield tax (Box III) applies at a rate of 1.2% on the average value of all assets that you own at the end of the year (including shares of EA), subject to an annual exemption (€19,698 for 2006). It is your responsibility to pay any investment tax due.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will not be subject to income tax in the Netherlands. However, the dividend will be subject to United States federal withholding tax.

Withholding and Reporting

Your employer will withhold and report income tax and any applicable social insurance contributions due when the restricted stock units vest. It is your responsibility to report any investment tax due and pay any tax due as a result of the sale of shares.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN NEW ZEALAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in New Zealand. This summary is based on EA’s understanding of the law in effect in New Zealand as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in New Zealand with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting, you generally will not be subject to tax when you subsequently sell the shares because there is no general capital gains tax in New Zealand. However, income tax is imposed on gains from the sale of shares where the shares were acquired for the purpose of selling or otherwise disposing of them. If you sell shares within a short period of time after your restricted stock units vest, you may be subject to tax on any gain realized. On the other hand, if you hold the shares for a year or more, you are more likely to successfully assert that you had an investment motive in acquiring the shares and should not be subject to tax on any gain realized. While there is some uncertainty regarding exactly how any taxable gain is measured for tax purposes, it is likely that the gain will be measured as the difference between the sale price of the shares and the fair market value of the shares on the date of vesting. Due to this uncertainty, please consult with your tax advisor.

A Bill currently before the New Zealand parliament contains proposed changes to New Zealand’s foreign investment fund (“FIF”) tax rules. These rules may in some cases require (and will continue to do so if the proposed reforms are enacted) New Zealand tax residents holding shares in foreign companies to pay income tax on increases in the capital value of such investments, including on an unrealized basis, generally (although not always) by comparing the value of each investment at the beginning of a tax year with its value at the end. The FIF rules can apply regardless of whether shares are held on revenue account (e.g., because they were acquired for the purpose of sale) or on capital account. A significant proposed change is the removal of the so-called “grey list” exemption from the FIF rules, which currently exempts interests held by New Zealand taxpayers in companies (such as EA) resident in the United States and certain other jurisdictions with tax systems similar to New Zealand’s. However, it is not proposed to remove an eligible exemption from the rules for individual taxpayers whose aggregate cost in acquiring all interests that would otherwise be subject to the rules is NZ$50,000 or less. As you will pay no cash consideration for shares awarded at vesting of restricted stock units, you likely will be able to rely on this exemption unless you have other FIF interests (including EA shares previously acquired under the 2000 Plan) which have cost in aggregate more than NZ$50,000.

It is emphasized that the proposed changes to the FIF rules – and in particular the removal of the grey list – are controversial. While the government appears at present to be intent on proceeding with the changes, intense lobbying is underway which could prompt a reversal. In addition, in informal discussions with Inland Revenue Department officials, it was indicated that the government is considering introducing an exemption from the revised rules for interests acquired through employee option plans. You are nonetheless advised to seek ongoing professional advice as to the potential application of the FIF rules to shares acquired under restricted stock units and the availability of exemptions.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to tax in New Zealand and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your New Zealand income tax for the United States income tax withheld, but the credit cannot exceed your New Zealand tax liability with respect to dividends.

Withholding and Reporting

Your employer will have no withholding or reporting obligation when your restricted stock units vest. You are solely responsible for reporting the income in your tax return for the tax year in which vesting occurs and paying the relevant tax.

It also is your responsibility to report and pay taxes (if any) resulting from the sale of your shares or the receipt of any dividends.

Provisional Tax

If you are already a provisional taxpayer, you will be required to pay provisional tax with respect to the taxable value of shares to be received upon vesting of restricted stock units. You should seek professional advice regarding this issue. Further, if you are not already a provisional taxpayer, but receive shares with a taxable value that results in tax payable of NZ$2,500 or more in a particular income year, you may become a provisional taxpayer and should also seek professional advice.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN NORWAY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Norway. This summary is based on EA’s understanding of the law in effect in Norway as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Norway with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units. Any income taxed at the time the eligible option was granted (under tax regulations in force at that time) will be tax deductible at the time of the option exchange.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount will be taxed as employment income.

For calculation purposes, you may be entitled to apportionment of the taxable income over the income years from the year the restricted stock units are granted until the year of vesting, as opposed to calculating the taxable income as if the whole income was generated in the year of vesting, if this reduces the taxable income calculated. Claiming such apportionment may achieve more favorable taxation in the year of vesting, because the taxable income is subject to progressive income and social insurance contribution rates. Please consult with your tax advisor regarding this apportionment.

Sale of Shares

If you acquire shares upon vesting, you will be subject to tax on any gain you realize when you subsequently sell the shares. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting. This gain will be taxed as capital gain.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Norway and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Norwegian income tax for the United States income tax withheld.

Wealth Tax

Wealth tax is assessed at the end of each tax year, and the tax is based on the value of assets held on January 1 in the year following the relevant tax year. Shares of EA that you acquire upon vesting of the restricted stock units are considered assets and, therefore, are subject to the wealth tax. The taxable amount is based on the fair market value of the shares on January 1 in the year following the relevant tax year. You should provide the tax authorities with information concerning the shares received on the conversion of the restricted stock units in your annual tax return.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions due when your restricted stock units vest. It is your responsibility to pay any tax liability resulting from the sale of shares and the receipt of any dividends.

Further, it is important that you report on your tax return all relevant information regarding the vesting of the restricted stock units and the capital gain on the sale of shares, if any. In addition, you should report information about any shares you acquire in your annual tax return for wealth tax purposes, as described under the “Wealth Tax” section above. Finally, if you apportion the taxable income at the time of vesting, you should provide sufficient information in your tax return to enable the tax authorities to assess your tax.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN POLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Poland. This summary is based on EA’s understanding of the law in effect in Poland as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Poland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

The tax treatment of restricted stock units in Poland is uncertain. There is a risk that you will be subject to income tax when the restricted stock units are granted to you. The taxable amount would be the fair market value of the shares subject to your restricted stock units at the time of grant.

Vesting of Restricted Stock Units

Unless you are subject to tax at grant (as described above), you will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. However, because the taxation of restricted stock units in Poland is not entirely clear, we recommend you consult with your tax advisor. Social insurance contributions likely will not be due.

Sale of Shares

If you acquire shares upon vesting, you may be subject to personal income tax on the entire sale proceeds when you subsequently sell the shares. If you were already subject to tax at grant or vesting, this means that a portion of your gain may be subject to double taxation. We recommend you consult your personal tax advisor or the tax authorities regarding whether you may obtain a tax credit for the tax already paid at grant or vesting.

Dividends

If you vest in the restricted stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Poland and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Polish income tax for the United States income tax withheld.

Withholding and Reporting

Your employer likely is not required to withhold and report income tax. It is your responsibility to report and pay taxes resulting from the grant or vesting of the restricted stock units, sale of your shares or the receipt of any dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN PORTUGAL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Portugal. This summary is based on EA’s understanding of the law in effect in Portugal as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Portugal with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares of common stock acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares at vesting. You are unlikely to be subject to social insurance contributions when your restricted stock units vest, because your employer does not reimburse EA for the cost of the restricted stock units.

Sale of Shares

If you acquire shares upon vesting, you may be subject to tax when you subsequently sell the shares. The taxable amount is the difference between the sale proceeds and the fair market value of the shares at vesting. If the shares are held for 12 months or less, the gain will be taxed at a flat 10% rate. If the shares are held for more than 12 months after vesting, the gain will be exempt from tax.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Portugal and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Portuguese income tax for the United States income tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the restricted stock units vest. Your employer will report the grant of your restricted stock units and the income you receive at vesting of the restricted stock units. It is your responsibility to pay any income tax due when your restricted stock units vest, or when you sell shares or receive any dividends.

OTHER INFORMATION

Exchange Control Information

If you receive EA shares, the acquisition of such shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you will be responsible for submitting the report to the Banco de Portugal.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN ROMANIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Romania. This summary is based on EA’s understanding of the law in effect in Romania as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Romania with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares of common stock acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will not be subject to income tax when your restricted stock units vest and shares are issued to you. Social insurance contributions also will not be due.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you sell the shares. The gain is calculated as the difference between the sale price and the price you paid to acquire the shares (which is zero). Therefore, the gain will be equal to the sale proceeds of your shares. If you hold the shares for more than 365 days after acquisition, you will be subject to tax at a reduced rate of 1% (instead of 16%).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Dividends are subject to income tax in Romania and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Romanian income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the restricted stock units vest or when the underlying shares are sold. It is your responsibility to report to the Romanian tax authorities the gain resulting from the vesting of your restricted stock units on your annual tax report. You must also report and pay any taxes due on income resulting from the sale of your shares or any dividends received. The reporting obligation must be fulfilled by May 15 of the year following the year in which the income was received.

OTHER INFORMATION

Exchange Control Information

You are not required to seek authorization from the National Bank of Romania to participate in the exchange of the eligible options for restricted stock units or to obtain special authorization to open and operate a foreign bank account in order to deposit shares received upon vesting, any dividends or the proceeds resulted from the sale of your shares. You would, however, have to provide the Romanian bank to which you transfer such proceeds with appropriate documentation regarding the receipt of the income.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Singapore. This summary is based on EA’s understanding of the law in effect in Singapore as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Singapore with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units because the eligible options are underwater and you have realized no economic gain from the cancellation. However, there is a risk that the Inland Revenue Authority of Singapore (the “IRAS”) may view the exchange as a taxable release, in which case, you will be subject to tax on the value of the shares subject to your eligible options at the time of cancellation. In practice, the IRAS is likely to disregard the release of options and tax only the restricted stock units upon vesting as described below. Please check with your personal tax advisor on your tax treatment in the exchange.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax on the fair market value of the shares issued to you when the restricted stock units vest, unless you are eligible for an exemption, as described below. You likely will not be subject to Central Provident Fund contributions upon vesting of your restricted stock units.

Please note that, if you are neither a Singapore citizen nor a Singapore permanent resident or you are a Singapore resident who intends to leave Singapore permanently, different rules may apply to you and you are advised to consult your personal tax advisor.

As mentioned above, your tax treatment may be different if the following scheme applies. Please consult with your personal tax advisor to determine whether the favorable tax scheme applies and which portion, if any, of your restricted stock units may qualify for the favorable tax treatment.

Company Employee Equity-Based Remuneration Scheme (“CEEBR Scheme”)

Please note that the CEEBR Scheme is available only if restricted stock units are granted to at least 50% of the employees employed by the Singapore affiliate of EA (i.e., your employer). In addition, the CEEBR Scheme is available only with respect to restricted stock units that vest after the first anniversary of the restricted stock unit grant date. Because the first tranche of your restricted stock units vests less than one year from the grant date (since the vest start date is August 1, 2006), it will not qualify under the CEEBR Scheme. The tranche(s) which vest(s) later, however, may be able to qualify.

You may qualify for a tax exemption on the first S$2,000 of the gain at vesting to the extent the restricted stock units fall under the CEEBR Scheme. If you qualify for the CEEBR Scheme, you will have to pay tax only on 75% of the remaining income (after the S$2,000 exemption) which falls under the exemption. However, tax exemptions under this scheme are limited to gains of up to S$1 million over a ten-year period.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to tax on any gain you realize, unless you are engaged in the business of buying and selling securities.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to United States federal withholding tax, but it will not be subject to Singapore income tax, even if it is received in Singapore.

Withholding and Reporting

Your employer is not required to withhold income tax when your restricted stock units vest. However, if you are neither a Singapore citizen, nor a Singapore permanent resident or you are a Singapore permanent resident who intends to leave Singapore permanently, different tax withholding rules will apply to you and you are advised to consult your tax advisor.

Your employer will complete a Form IR8A on your behalf which will declare the taxable benefits you have derived from the vesting of the restricted stock units. The completed Form IR8A will state the salary or benefits paid to you by your employer during the year, whether in cash or in kind, including any income you have realized from your restricted stock units. It is your responsibility to file your income tax return, wherein you must report any income resulting from the vesting of your restricted stock units or from the sale of shares received upon vesting of the restricted stock units and pay the applicable taxes.

OTHER INFORMATION

Reporting Requirements for Directors

If you are a director, association director, or shadow director of a Singapore affiliate of EA (i.e., if you sit on the board of directors of a Singapore affiliate), you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., restricted stock units, shares) in EA or any related companies. Please contact EA to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell or receive shares of EA or any related company (including when you sell or receive shares received upon vesting of your restricted stock units). These notifications must be made within two business days of receiving or disposing of any interest in EA or any related company. In addition, a notification must be made of your interests in EA or any related company within two business days of becoming a director.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SPAIN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Spain. This summary is based on EA’s understanding of the law in effect in Spain as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Spain with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

Because the restricted stock units are not transferable during the vesting period, you likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount will likely be considered compensation in-kind subject to payment on account.

Notwithstanding the above, because the restricted stock units are settled in shares, you may be entitled to a tax exemption on the first €12,000 of the income recognized at vesting, in any 12-month period, provided the following conditions are met:

(1)	you hold the shares acquired upon vesting for at least three years after vesting;

(2)	you and your close relatives do not own more than 5% of the capital of EA or one of its affiliates; and

(3)	the grant of restricted stock units is part of the general compensation policy of EA.

If you sell your shares prior to the expiration of the three-year period, taxable income will arise at the moment of sale, and it will be your responsibility to file a supplemental tax return for the tax year in which you vest in your restricted stock units. Please confer with your tax advisor to determine if this exemption is available to you.

Social insurance contributions will also be due on the taxable amount for which the exemption above does not apply, unless the applicable contribution ceiling has already been met.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to tax on any gain you realize.

The taxable gain will be calculated as the difference between the sale price and the acquisition cost. The acquisition cost will include any amount considered for personal income tax purposes as compensation in-kind. Thus, if you included all the shares received upon vesting as compensation in-kind, you would include this amount as your acquisition cost. If a portion of the taxable amount was excluded at vesting due to the exemption described above, you probably would still have to include the exempted amount in your acquisition cost. You should consult your tax advisor at the time of sale to determine the appropriate acquisition cost.

If you hold the shares for one year or less, any capital gain is taxed at the general income tax rate (which currently ranges from 15% to 45%). If you hold the shares for more than one year, any capital gain will be taxed at a 15% flat rate.

In this regard, according to a proposed draft law that is currently under discussion in the Spanish Parliament, which amends Spanish Personal Income Tax as of January 2007, capital gains will be taxed at a 18% flat rate irrespective of whether the shares are sold prior to one year from the acquisition date.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Spain and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Spanish income tax for the United States federal tax withheld.

Withholding and Reporting

The taxable amount at vesting likely will be considered compensation in-kind and assuming that the €12,000 exemption is applicable, the excess from such amount will be subject to a payment on account obligation. The payment on account obligation will be charged to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation.

In addition, the employer will withhold social insurance contributions from the taxable amount at vesting, unless you have already exceeded the applicable contribution ceiling.

OTHER INFORMATION

Exchange Control Information

You must comply with exchange control regulations in Spain. The shares received upon vesting must be declared, for statistical purposes, by filing a form with the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministerio de Economía. If you receive the shares through a Spanish financial institution (i.e., a broker operating in Spain), that institution will automatically make the declaration to the DGCI for you. Otherwise, you must make the declaration by filing the appropriate form with the DGCI.

When receiving foreign currency payments derived from the ownership of EA shares (i.e., from the sale of shares or receipt of dividends), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of EA; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin of the payment received; (vi) the reason for the payment; and (vii) any additional information that may be required.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Switzerland. This summary is based on EA’s understanding of the law and tax practice in effect in Switzerland as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Switzerland with regard to the treatment of the cancellation of eligible options in exchange for the grant of restricted stock units, and it is possible that the tax authorities may take a different position. Please note that federal and cantonal tax laws for equity awards may vary depending upon the canton in which you reside. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units. Please also note that the practice of the tax authorities might differ from canton to canton.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You likely will not be subject tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You likely will be subject to income tax (including federal, cantonal and municipal tax) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will also be subject to social insurance contributions on this income.

Sale of Shares

You will not be subject to income tax when you subsequently sell the shares acquired upon vesting, provided the shares are held as private assets.

Wealth Tax

The shares acquired upon vesting will become part of your net wealth and may be subject to net wealth tax that is levied at the cantonal and municipal levels.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Switzerland and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Swiss income tax for the United States federal tax withheld.

Withholding and Reporting

If you are (i) a tax resident of Switzerland and (ii) a Swiss national, a foreign employee holding a “C” residence permit or, for a any other reason (based on election or otherwise), not subject to income taxation at source, your employer is not required to withhold income tax at the time of vesting, but will withhold and pay any applicable social insurance contributions due at the time of vesting.

If you are a foreign employee holding a “B” permit, or if you are for any other reason an employee subject to income taxation at source, your employer will withhold and report income tax and any applicable social insurance contributions. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional taxes (or receive a refund) when the Tax Administration computes your exact amount of taxes based on your tax return.

Regardless of your Swiss tax residency, your employer will report the grant and vesting of the restricted stock units on your annual “certificate of salary” issued to you as of the end of the calendar year during which the restricted stock units are granted and again when they are vested. It is your responsibility to attach the “certificate of salary” to your tax return and pay any taxes resulting from the restricted stock units.

In addition, you should declare your restricted stock units and the shares acquired upon vesting of your restricted stock units in your statement on bank accounts and securities (“Wertschriftenverzeichnis”) that you have to file with your personal income tax and wealth tax return. As long as the restricted stock units are not vested, they only need to be declared “pro memoria” (i.e., with a value of zero (0)).

OTHER INFORMATION

Special Notice for Employees Transferring to Switzerland from the United Kingdom

If your eligible options or your restricted stock units were granted to you while you resided in the United Kingdom, and you subsequently transferred to Switzerland, please see the Guide to Tax Issues in the United Kingdom for further information regarding your tax treatment.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Taiwan. This summary is based on EA’s understanding of the law in effect in Taiwan as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Taiwan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to personal income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will not be subject to social insurance contributions upon vesting of your restricted stock units.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you may be subject to the 20% Alternative Minimum Tax on the offshore capital gain, provided the sale takes place after December 21, 2006.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. You will not be subject to income tax in Taiwan on any dividends received. However, you will be subject to United States federal withholding tax.

Withholding and Reporting

Your employer is not required to withhold income tax when your restricted stock units vest, because it does not reimburse EA for the cost of the restricted stock units.

It will be your responsibility to report any income you derive from the vesting of the restricted stock units on your personal tax return and pay the applicable taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THAILAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Thailand. This summary is based on EA’s understanding of the law in effect in Thailand as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in Thailand with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares of common stock acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to personal income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you at vesting. For Thai tax purposes, the fair market value on the date of vesting is defined as the average trading price of the shares (as quoted on the NASDAQ Global Select Market) during the month in which the ownership of the underlying shares is transferred (i.e., the date of vesting). The income is treated as a taxable fringe benefit and taxed at your progressive rate. You will not be subject to social insurance contributions on the income from your restricted stock units.

Sale of Shares

When you subsequently sell the shares issued to you at vesting, you will be subject to personal income tax on any capital gain you realize if you are a Thai tax resident in the year of sale and you repatriate the sale proceeds to Thailand in the same year. You generally are considered a Thai tax resident if you reside in Thailand for at least 180 days in a calendar year. The capital gain is calculated as the difference between the sale price and your cost base of the shares (i.e., the fair market value of the shares on the date of vesting as defined above). Due to exchange control regulations (as described below), you will be required to repatriate any sale proceeds into Thailand; therefore, you likely will be subject to tax in Thailand on the capital gain.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. You will be subject to personal income tax in Thailand on any dividends received if you are a Thai tax resident and you repatriate the dividends to Thailand in the same year. The dividends are also subject to United States federal withholding tax. You may be entitled to a foreign tax credit against your Thai income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold any taxes or report any income you receive when the restricted stock units vest or when the underlying shares are sold, because your employer does not reimburse EA for the cost of the restricted stock units. It is your personal responsibility to report any taxable income, file a tax return (form Por. Ngor. Dor. 91 or form Por. Ngor. Dor. 90) if gains or dividends are declared and pay any corresponding taxes in relation to the income you receive when the restricted stock units vest, when the underlying shares are sold or when you receive any dividends.

OTHER INFORMATION

Exchange Control Information

If and when you sell your shares or receive dividends, you are required to repatriate such cash proceeds to Thailand and convert them to Thai Baht within seven days of receipt. You may also be subject to certain reporting obligations when you repatriate the cash proceeds. EA and your employer will not be held responsible should you fail to comply with the exchange control requirements.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the United Kingdom. This summary is based on EA’s understanding of the tax and other laws in effect in the United Kingdom as of July 2006. We have not obtained a tax ruling or other confirmation from the tax authorities in the United Kingdom with regard to the treatment of the cancellation of eligible options in exchange for the grant of restricted stock units, and it is possible that the tax authorities may take a different position.. This summary is general in nature. It is not intended to give tax or investment advice. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

Unless otherwise noted, this summary assumes that you are tax resident and ordinarily resident in the United Kingdom and have been tax resident and ordinarily resident in the United Kingdom since the grant of your eligible options. If you are not or have not been resident and ordinarily resident in the United Kingdom and/or if you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Important Notice:

Please note that any options which have been granted to you under the HM Revenue and Customs (“HMRC”) approved U.K. Sub-Plan to the 2000 Plan are not eligible under the offer and will not be accepted for cancellation in exchange for a grant of restricted stock units.

By contrast, if you hold unapproved options (i.e., options not granted under the U.K. Sub-Plan) and these options are eligible under the terms of the offer, you may decide to offer these options for cancellation in exchange for a grant of restricted stock units. Any reference in this summary to “options” is a reference to unapproved options only.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Vesting of Restricted Stock Units

You will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. Income tax will be payable at your marginal income tax rate.

You will also be required to pay employees’ National Insurance Contributions (“NICs”) on the fair market value of the shares issued to you at vesting. Employees’ NICs apply at a rate of 11% to the extent your total earnings have not exceeded the upper earnings limit, which for the tax year 6 April 2006 to 5 April 2007 is £645 per week. To the extent your total earnings have exceeded the upper earnings limit, you will be subject to employees’ NICs at a rate of 1% (instead of 11%), without limit.

In addition, the restricted stock units will be granted to you on the condition that you agree to meet any liability for employer’s NICs, which also become due at vesting of the restricted stock units. To accomplish the foregoing, you will be asked to execute a joint election to assume the employer’s NICs. Your restricted stock units shall become null and void if you do not execute and return the joint election form to your employer or to EA. For the tax year 6 April 2006 to 5 April 2007, employer’s NICs are charged at a rate of 12.8%. You will be able to deduct the amount of employer’s NICs that you must pay from the total taxable income resulting from the vesting of your restricted stock units.

Please note that most (if not all) of your eligible options also were granted on the condition that you agreed to assume the employer’s NICs (which become due at exercise of your stock options). Therefore, the transfer of employer’s NICs upon vesting of your restricted stock units should not represent a disadvantage compared to the tax treatment of your eligible options (provided you were required to assume employer’s NICs with respect to your eligible options).

Your employer will calculate the income tax and employee and employer NICs due when your restricted stock units vest and will account for this amount to the HMRC through the Pay As You Earn (“PAYE”) tax withholding system. Please see further information below.

If, for any reason, there is no such withholding, you must pay the income tax due to your employer within 90 days of the date of vesting to avoid further tax consequences. If you fail to pay this amount to your employer within that time limit, you may be deemed to have received an additional taxable benefit equal to the amount of income tax paid by your employer on your behalf and you will have to pay further tax on this benefit. In such case, your employer is not required to withhold tax on the benefit in kind, and you must include this in your self-assessment tax return for the year in which vesting occurred.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to capital gains tax on any taxable gain you realize. The taxable gain will be calculated as the difference between the sale proceeds and the fair market value of the shares at vesting. Any capital gains you realize are subject to taper relief calculated depending on the period of time during which you held the shares following the vesting date and whether you continue to be employed by your employer, EA or one of its subsidiaries. Further, capital gains tax is payable only on gains from all sources in excess of the annual personal exemption in any tax year (currently £8,800 for the U.K. tax year 6 April 2006 to 5 April 2007).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in the United Kingdom (but not NICs) and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your U.K. income tax for the United States federal tax withheld.

Withholding and Reporting

As described above, your employer is required to withhold income tax and NICs at vesting through the PAYE system. Your employer will operate PAYE withholding on the amount of the taxable income at vesting as reduced by the amount of employer’s NICs transferred to you pursuant to your election.

If the amount withheld is not sufficient to cover your actual liability, you will be responsible for paying the difference.

It is your responsibility to report and pay any taxes resulting from the sale of shares and the receipt of any dividends. You will also be required to report the vesting of your restricted stock units, the subsequent disposal of your shares and the receipt of any dividends on your annual U.K. Tax Return.

OTHER INFORMATION

Director Notification Requirements

If you are a director or shadow director of a U.K. subsidiary of EA and the U.K. subsidiary is not wholly owned by EA, you may be subject to certain notification requirements under the U.K Companies Act 1985. You may have to notify the U.K. subsidiary in writing of your interest in EA and the number and class of shares or rights to which the interest relates. You may also have to notify the U.K. subsidiary when you acquire shares of common stock upon vesting of your restricted stock units or sell shares of common stock acquired upon vesting. This disclosure requirement may also apply to any rights or shares of common stock acquired by your spouse or child(ren) (under the age of 18).

Transferring Employees

If you were tax resident and ordinarily resident in the United Kingdom when you received the options you elect to cancel in the exchange or if you are tax resident and ordinarily resident in the United Kingdom at the time you receive restricted stock units, depending on your individual circumstances, you may still be subject to income tax and employer’s and employee NICs in the United Kingdom even if you are no longer resident in the United Kingdom when your restricted stock units are granted or vest. Subject to the provisions of any relevant double taxation treaty, if the restricted stock units vest while you are in the United Kingdom, you may also be subject to capital gains tax in the United Kingdom when the shares acquired are sold even if you are no longer in the United Kingdom at the time of sale. Please consult your tax advisor as the tax treatment of a transferring individual into or out of the United Kingdom is often complex and will depend upon your particular circumstances.

Special Notice for Employees Transferring from United Kingdom to Switzerland

If your eligible options have been granted while you were resident in the United Kingdom and you transfer to Switzerland before exercising your options, pursuant to tax rulings obtained by EA for employees resident in Geneva and Vaud, you likely will not be subject to income tax in Switzerland if you exercise your options while in Switzerland.5

If, however, you exchange your eligible options for restricted stock units, the favorable rulings no longer apply. Therefore, if your restricted stock units vest while you are in Switzerland, you likely will be subject to tax in Switzerland on the income realized at vesting of your restricted stock units. Because you may also be subject to income tax in the United Kingdom on this income (as noted above), the income would be subject to double taxation. Please consult with your tax advisor to confirm whether double taxation applies and whether you may be able to take a tax credit for the tax paid in the United Kingdom against your Swiss income tax.

Please note that the discussion in this section applies only to your income tax liability with respect to the eligible options and restricted stock units. Your social security liability (both in the United Kingdom and in Switzerland) with respect to the awards depends on other factors, such as the amount of time you have spent in the United Kingdom and Switzerland. Again, we recommend that you consult with your personal tax advisor to determine your social security liability.

Securities Notice

For more information on the grant of restricted stock units under the 2000 Plan and the shares subject to the restricted stock units, please refer to the “Prospectus for the employees of certain European Economic Area (“EEA”) subsidiaries of Electronic Arts Inc.,” which was filed with and approved by the French Autorité des marchés financiers (AMF) on February 17, 2006. This prospectus has been made available to you, free of charge, at the corporate headquarters of Electronic Arts Inc., and may also be obtained by contacting your local HR department in the United Kingdom. In addition, the prospectus and the translation has been published online at EA World (EA’s internal intranet). The prospectus will also be available on the website of the AMF, www.amf-france.org.

[5]	Please note that this tax treatment applies only to employees residing in Geneva or Vaud. If you reside in another Swiss canton, please check with your personal tax advisor on the applicable tax treatment, as the discussion in this section likely will not apply to you.